Exhibit D

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SECOND AMENDMENT TO THE SHAREHOLDERS’ AGREEMENT OF

XP INC.

between

XP CONTROLE PARTICIPAÇÕES S.A.

GENERAL ATLANTIC (XP) BERMUDA, LP

and

ITAÚ UNIBANCO HOLDING S.A.

IUPAR ITAÚ UNIBANCO PARTICIPAÇÕES S.A.

ITAÚSA S.A.

And, as Consenting Intervening Parties,

XP INC.

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE

CÂMBIO TÍTULOS E VALORES MOBILIÁRIOS S.A.

BANCO XP S.A.

ANTECIPA S.A.

CARTEIRA ONLINE CONTROLE DE INVESTIMENTOS LTDA.

DM10 CORRETORA DE SEGUROS E ASSESSORIA LTDA.

XP ALLOCATION ASSET MANAGEMENT LTDA.

XP LT GESTÃO DE RECURSOS LTDA.

XP PE GESTÃO DE RECURSOS LTDA.

TRACK ÍNDICES CONSULTORIA LTDA.

SPITI ANÁLISE LTDA.

XP EVENTOS LTDA.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XPE INFOMONEY EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

XP COMERCIALIZADORA DE ENERGIA LTDA.

XPROJECT PARTICIPAÇÕES S.A.

GUILHERME DIAS FERNANDES BENCHIMOL

COMPANHIA E. JOHNSTON DE PARTICIPAÇÕES

São Paulo, October 1, 2021.

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SHAREHOLDERS’ AGREEMENT

XP INC.

By this private instrument, the parties:

XP CONTROLE PARTICIPAÇÕES S.A., a company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, nº 290, sala 708, Leblon, CEP 22430-060, registered with the Legal Entity Registry of the Ministry of Economy (CNPJ /ME) under No. 09.163.677/0001-15, herein represented in accordance with its bylaws (“XP Controle”);

GENERAL ATLANTIC (XP) BERMUDA, LP, a partnership incorporated under the laws of Bermuda Islands, headquartered at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda Islands (“GA”);

ITAÚ UNIBANCO HOLDING S.A., financial institution headquartered at Praça Alfredo Egydio de Souza Aranha, nº 100, Torre Olavo Setubal, City of São Paulo, State of São Paulo, registered with the CNPJ/ME under nº 60.872.504/0001-23, hereby represented in accordance with its bylaws (“Itaú”), acting by itself or by its Affiliates;

IUPAR ITAÚ UNIBANCO PARTICIPAÇÕES S.A., a privately held company headquartered in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, No. 100, Parque Jabaquara, CEP 04344-902, registered with the CNPJ/ME under No. 04.676.564/ 0001-08, herein represented in accordance with its bylaws (“Iupar”), acting for itself or for its Affiliates (except for Itaú and its Subsidiaries);

ITAÚSA S.A., publicly-held company headquartered in the City and State of São Paulo, at Avenida Paulista, nº 1.938, 5th floor, Bela Vista, CEP 01310-200, registered with the CNPJ/ME under nº 61.532.644/0001-15, hereby represented in accordance with its bylaws (“Itaúsa” and, when together with Iupar, the “Iupar Block”), acting by itself or by its Affiliates (except for Itaú and its Subsidiaries);

XP Controle, GA, Itaú and Bloco Iupar, hereinafter collectively referred to as “Shareholders” or “Parties” and individually as “Shareholder” or “Party”.

and, also, in the capacity of “Consenting Intervening Parties”:

XP INC., publicly-held company listed on Nasdaq Stock Market with registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, hereby represented in the form of its Articles of Incorporation (“Company”);

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XP INVESTIMENTOS S.A., a company headquartered in the City and State of Rio de Janeiro, at Av. Ataulfo de Paiva, nº 153, sala 201 (part), Leblon, CEP 22440-032, registered with the CNPJ/ME under nº 16.838.421 /0001-26, herein represented in accordance with its Bylaws (“XP Investimentos”);

XP CONTROLE 3 PARTICIPAÇÕES SA, a company headquartered in the City and State of Rio de Janeiro, at Av. Ataulfo de Paiva, nº 153, sala 201 (part), Leblon, CEP 22440-032, registered with the CNPJ/ME under nº 15,787 .622/0001-89, herein represented in accordance with its Bylaws (“XP Controle 3”);

XP INVESTIMENTOS CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., a company headquartered in the City and State of Rio de Janeiro, at Av. Ataulfo de Paiva, nº 153, room 201 (part), Leblon, CEP 22440-032, registered with the CNPJ/ME under nº 02.332.886/0001 -04, herein represented in accordance with its Bylaws (“XP CCTVM”);

BANCO XP S.A., a company headquartered in the City and State of Rio de Janeiro, at Av. Ataulfo de Paiva, nº 153, room 201 (part), Leblon, CEP 22440-032, registered with the CNPJ/ME under nº 33.264,668 /0001-03, herein represented in the form of its Bylaws (“Bank XP”);

ANTECIPA S.A., a company headquartered in the City of Salvador, State of Bahia, at Alameda Salvador, 1057, Edif. Salvador Shopping Business, Torre América, Room 911 and 912, Caminho das Árvores, CEP 41.820-790, registered with the CNPJ/ME under No. 25.215.901/0001-21, herein represented in the form of its Bylaws (“Anticipates”);

CARTEIRA ONLINE CONTROLE DE INVESTIMENTOS LTDA., a company headquartered in the City and State of São Paulo, at Rua Funchal, nº 19, 3rd floor, Vila Olímpia, CEP 04551-060, registered with the CNPJ/ME under nº 29.069.487/0001 -40, herein represented in the form of its Articles of Incorporation (“Online Wallet”);

XP CONTROLE 4 PARTICIPAÇÕES S.A., a company headquartered in the City and State of Rio de Janeiro, Av. Ataulfo de Paiva, nº 153, sala 201 (part), Leblon, CEP 22440-032, registered with the CNPJ/ME under nº 25.176. 854/0001-54, herein represented in accordance with its Bylaws (“XP Controle 4”);

XP VIDA E PREVIDÊNCIA S.A., a company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 27th floor, CEP 04543-907, registered with the CNPJ/ME under nº 29.408.732/ 0001-05, herein represented in accordance with its Bylaws (“XP Previdência”);

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XP FINANÇAS ASSESSORIA FINANCEIRA LTDA., a limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor, CEP 04453-907, registered with the CNPJ/ME under nº 11.077. 338/0001-68, herein represented in the form of its Articles of Incorporation (“XP Finanças”);

XP CORRETORA DE SEGUROS LTDA., limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26th floor, CEP 04453-907, registered with the CNPJ/ME under nº 10.558. 797/0001-09, herein represented in the form of its Articles of Incorporation (“XP Seguros”);

DM10 CORRETORA DE SEGUROS E ASSESSORIA LTDA., limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26th floor (part), CEP 04453-907, registered with the CNPJ/ME under No. 09.121.755/0001-19, herein represented in the form of its Articles of Incorporation (“DM10”);

XP ADVISORY GESTÃO DE RECURSOS LTDA., limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 25th floor, CEP 04453-907, registered with the CNPJ/ME under nº 15.289 .957/0001-77, herein represented in the form of its Articles of Incorporation (“XP Advisory”);

XP VISTA ASSET MANAGEMENT LTDA., limited liability company headquartered in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor, CEP 04453-907, registered with the CNPJ/ME under the nº 16.789.525/0001-98, herein represented in the form of its articles of incorporation (“XP Vista”);

XP GESTÃO DE RECURSOS LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 07.625.200/0001-89, herein represented in the form of its Articles of Incorporation (“XP Gestão”);

XP ALLOCATION ASSET MANAGEMENT LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 37.918.829/0001-88, hereby represented in the form of its Articles of Incorporation (“XP Allocation”);

XP LT GESTÃO DE RECURSOS LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 25th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 36.584.914/0001-94 , herein represented in the form of its Articles of Incorporation (“XP LT”);

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XP PE GESTÃO DE RECURSOS LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 36.445.381/0001-60 , herein represented in the form of its Articles of Incorporation (“XP PE”);

TRACK ÍNDICES CONSULTORIA LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 39.418.666/0001-08, in this act represented in the form of its Articles of Incorporation (“Track Indices”);

SPITI ANÁLISE LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 34.180.870/0001-01, herein represented in the form of its Articles of Incorporation (“Spiti”);

XP EVENTOS LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 35.634.629/0001-78, herein represented in the form of its Articles of Incorporation (“XP Eventos”);

INFOSTOCKSINFOS E SISTEMAS LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 28th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 03.082.929/0001-03 , herein represented in the form of its Articles of Incorporation (“Infostocks”);

XPE INFOMONEY EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA., limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26th floor, CEP 04453-907, registered with the CNPJ/ME under nº 05.745.283/0001-14 , herein represented in the form of its Articles of Incorporation (“XPE Infomoney”);

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA., a limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26th floor (part), CEP 04453-907, registered with the CNPJ/ME under nº 11.429.614/0001 -00, herein represented in the form of its Articles of Incorporation (“Tecfinance”);

XP COMERCIALIZADORA DE ENERGIA LTDA., limited liability company, registered with the CNPJ/ME under No. 34.475.373/0001-30, headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1.909, Torre Sul, 29º floor, CEP 04543-907 (“XP Comercializadora”);

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XPROJECT PARTICIPAÇÕES SA, registered with the CNPJ/ME under No. 41.460.365/0001-86, headquartered in the City and State of Rio de Janeiro, at Av. Ataulfo de Paiva, No. 153, room 201 (part), Leblon, CEP 22440-032 (“XProject” and, together with XP Investimentos, XP Controle 3, XP CCTVM, Banco XP, XP Controle 4, XP Pension, XP Finance, XP Insurance, XP Advisory, XP Vista, XP Gestão, Infostocks, XPE Infomoney, Anticipa, Online Portfolio, DM10, XP Allocation, XP LT, XP PE, Track Indices, Spiti, XP Eventos, Tecfinance and XP Comercializadora, the “Company Subsidiaries”);

GUILHERME DIAS FERNANDES BENCHIMOL, Brazilian, single, economist, bearer of identity card No. 010.398.628-7, issued by the IPF/RJ, enrolled with the CPF/ME under No. 025.998.037-48, resident and domiciled in the City and State de São Paulo, at Rua Jacarézinho, nº 241, Jardim Europa, CEP 01456-020, e-mail address guilherme.benchimol@xpi.com.br (“GB”).

COMPANHIA E. JOHNSTON DE PARTICIPAÇÕES, headquartered in the municipality of Matão, State of São Paulo, at Rodovia Washington Luiz (SP 310), km 307, registered with the CNPJ/ME under number 04.679.283/0001-09 (“E. Johnston”).

WHEREAS:

(i)             Pursuant to the Share Purchase and Sale Agreement and Other Covenants, entered into on May 11, 2017, as amended (“Purchase and Sale Agreement”), Itaú subscribed, paid in and acquired an initial shareholding of 49 .9% (forty-nine point nine percent) at XP Investimentos;

(ii)           As a result of a corporate restructuring, XP Controle, GA, Dyna III Fundo de Investimento em Participações Multiestratégia (“Dyna”) and Itaú transferred all of their shares in XP Investimentos to the Company’s capital, so that the Company became the legitimate holder of all the shares issued by XP Investimentos and the Shareholders became the legitimate holders of all the shares issued by the Company, later listed on Nasdaq;

(iii)         In order to regulate and organize their relations as direct shareholders of the Company and indirect shareholders of the Company’s Subsidiaries, the then shareholders of the Company signed, on November 29, 2019, the Shareholders’ Agreement, amended on March 24, 2020 ( “Agreement”), which, among others, established the terms and conditions related to (a) the administration and conduct of the business of the Company and the Company’s Subsidiaries; (b) the exercise of the Shareholders’ voting rights in relation to the Company and the Company’s Subsidiaries; and (c) the transfer of shares issued by the Company owned by it;

(iv)          On May 31, 2021, Itaú completed a corporate reorganization whose purpose was to segregate, through successive partial spin-off operations, 226,523,304 shares issued by the Company owned by Itaú into a new company, the XPart SA (CNPJ/ME No. 43.169.644/0001-10), incorporated on May 31, 2021 under such reorganization (“Corporate Reorganization”), which became part of the Agreement as of such date, with the same rights and obligations attributed to Itaú;

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(v)           On May 19, 2021, Itaú sold 2,699,102 shares issued by the Company, which were not part of the Corporate Reorganization;

(vi)       On January 31, 2021, prior to the Corporate Reorganization: (i) Iupar Block signed with XP Controle and GA the Agreement and Assumption of Reciprocal Obligations Relating to the Iupar Block’s investment in the Company (added in May 27, 2021 and August 20, 2021) through which they undertook, among other matters, to vote to approve the merger of XPart SA by the Company (the “Merger”), and agreed on the amendments to the agreement of shareholders of the Company that would become effective with the implementation of the Merger; and (ii) Itaú and others entered into with XP Controle and GA the Agreement and Assumption of Reciprocal Obligations Relating to the Segregation of Itaú’s Investment in the Company, through which they agreed to change certain rights and obligations applicable to Itaú as a shareholder of Company (the “Terms”);

(vii)        On this date, the Merger was approved and the Company’s capital was divided and distributed as follows:

Shareholder	Class A Shares	Class B Shares	Interest in Voting Capital	Interest in Total Capital
XP Controle	0	121,361,304	68.27%	21.71%
GA	46,202,650	14,033,685	10.49%	10.77%
Itaúsa	44,884,524	0	2.52%	8.03%
Iupar	59,199,185	0	3.33%	10.59%
Market	272,650,841, in Class A shares or BDRs	0	15.34%	48.77%
Treasury	726,776	0	0.04%	0.13%
Total	423,663,976	135,394,989	100%	100%

(viii)   Each class A share issued by the Company entitles its holders to 1 (one) vote, and each class B share the right to 10 (ten) votes in the Company’s corporate resolutions;

(ix)          XP Investimentos holds, directly or indirectly, 90% (ninety percent) or more of the share capital of each Subsidiary of the Company, as indicated in the organizational chart that constitutes Annex I to this Agreement;

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(x)           Subject to approval by the Central Bank of Brazil, on the Second Closing Date (as defined below), Itaú must acquire from: (i) GA and Dyna a certain number of Class A shares issued by the Company; and (ii) XP Controle and GA a certain number of Class B shares issued by the Company and, after the Second Acquisition, Itaú will once again become a shareholder of the Company, given that all shares acquired by Itaú in the Second Acquisition will be bound and subject to the provisions of this Agreement; and

(xi)          The Terms provide for the understanding between the Shareholders regarding certain acts and measures that shall take place as a result of the Corporate Reorganization, the merger of XPart SA by the Company and the consequent entry of the Iupar Block in the Company’s capital, including the amendment of the Agreement with a view to: (a) including the members of the Iupar Block as parties to the Agreement; and (b) reformulate several provisions of the Agreement, which shall be in force with the following consolidated wording:

CHAPTER I

DEFINITIONS

1.1.       Definitions. Without prejudice to the other definitions set forth in this Agreement, the following terms, as used herein, have the following meanings. Where required by the context, the definitions in this Agreement shall apply in both the singular and plural forms, shall include their verbal variations, and the masculine gender shall include the feminine gender and vice versa, without any change in meaning:

“ACC” means the Agreement in Control of Concentration, entered into on August 9, 2018, in connection with the BACEN Approval for consummation of the First Acquisition.

“Affiliate” means with respect to a Person, any Person that is, directly or indirectly (i) Controlled, (ii) Controlling, or (iii) under common Control with such other Person on the date on which, or at any time during the period during which, the determination of affiliation is made. In addition, GA shall be deemed to be an “Affiliate” of (a) any funds of which General Atlantic LP or any entity within the General Atlantic group is manager, administrator or general partner, or (b) any entity that is Controlled by such funds and/or their Affiliates. For purposes of clarity, the term “Affiliate” shall exclude companies that (i) are part of the investment portfolio of such funds, but (ii) are not Controlled by them (including the Company).

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“Authorized Investor” means any Person that (a) is not (a.i) a financial institution Controlled by Brazilian Persons, or (a.ii) a financial institution operating in Brazil as a retail bank; (b) does not have an interest, direct or indirect, higher than thirty percent (30%) of the capital stock of the Persons referred to in item (a) above. For purposes of clarity, a financial institution that does not operate as a retail bank in Brazil and has foreign Persons as ultimate beneficial owners of Control (even if directly held by Brazilian Persons) shall be considered an Authorized Investor.

“BACEN” means the Central Bank of Brazil.

“BACEN Approval” means the approval of a transaction by BACEN, pursuant to article 10, item X, letter (g), of Law No. 4,595/64, as well as CMN Resolution No. 4,122/12 and BCB Circulars Nos. 3,649/13 and 3,590/12.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are required or authorized by law to remain closed in the Cayman Islands, the cities of New York, Rio de Janeiro, State of Rio de Janeiro, Brazil and São Paulo, State of São Paulo, Brazil.

“CADE” means the Administrative Council for Economic Defense.

“CADE Approval” means the approval of a transaction by the General Superintendence and/or CADE Tribunal, as applicable, pursuant to Law no. 12.529/11, followed by (a) the elapse of the term of 15 (fifteen) Calendar Days as of the publication of the decision of CADE’s General Superintendence for eventual appeals of third parties or avocation by CADE’s Tribunal, pursuant to article 65, I and II of Law no. 12. 529/11 and of article 122 of CADE’s Internal Rules approved by Resolution no. 1/2012, without such appeals having been presented or such avocation having been performed; or (b) if the transaction is to be analyzed by CADE’s Tribunal, the publication in the Official Gazette of the Union of the final decision of CADE’s Tribunal, considering eventual motions for clarification presented, pursuant to articles 218 et seq. of CADE’s Internal Rules.

“Certified Purchaser” means a financial institution, private equity group, financial conglomerate, corporate group, institutional investor or sovereign wealth fund that, in all cases, has, in the judgment of all of the Parties: (i) a reputable reputation and sound financial condition; and (ii) a significant likelihood of obtaining all regulatory approvals required for the acquisition of Shares and consummation of the other transactions contemplated by the Purchase Agreement and this Agreement, as applicable.

“Company Articles of Incorporation” means the Amended and Restated Memorandum and Articles of Association of the Company, approved by a qualified resolution of the Company held on this date.

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“Confidential Information” means, with respect to any Party or Grantor Intervenor and its respective Affiliates: (i) any and all non-public information, which a Party or a Nominating Intervenor and its respective Affiliates comes to have access to or knowledge of through the transactions contemplated by this Agreement and is not owned by it; (ii) non-public information concerning the business, contracts and other property of any of the Parties or a Nominating Intervenor and its respective Affiliates; or (iii) data, including the names and addresses, of any customers and suppliers of any of the Parties or of one of the Consenting Intervenors and their respective Affiliates or (iv) documents and materials produced in arbitration and any awards rendered in any arbitration pursuant to Chapter XII of this Agreement.

“Consolidated Annual EBITDA” means the sum of the Company’s consolidated net income before financial results, taxes, depreciation, amortization, equity in earnings and profit sharing (PLR), calculated over the last twelve (12) months.

“Control” means the power to (i) secure, directly or indirectly, alone or by agreement, on a permanent basis, a majority of votes in resolutions of partners or shareholders of a Person; and (ii) to elect a majority of the members of the board of directors or management of a Person. The terms “Subsidiary” and “Controller” have the meanings logically arising from this definition.

“Current Day” means any day of the week, including Saturday, Sunday or any other day that is a holiday, anywhere in the world.

“CVM” means the Securities and Exchange Commission.

“Encumbrance” means any encumbrance, lien, attachment, garnishment, pledge, security interest, fiduciary ownership, assignment or anticipation of receivables, easement, preservation order (tombamento) (or location in an area that the Law conceptualizes as surrounding another preserved property), cultural preservation, public improvement plan or Public Utility Declaration Act for purposes of future expropriation or temporary occupancy, enforcement actions (real or personal), preemption, preemptive right, option, as well as any other right, claim, restriction or limitation, judicial or extrajudicial, of any nature, that in any way affects the free and full ownership and possession of the property in question or creates obstacles to its alienation, transfer, use or exploitation, at any time.

“First Acquisition” has the meaning assigned in the Purchase Agreement.

“Free XPC Shares” means, subject to the Lock-Up Second XPC Acquisition, the Shares held by XP Controle in excess of the XPC Control Shares.

“Governmental Authority” means, when competent: (i) the federal government, and any state or municipal government or other domestic or foreign political subdivision, having jurisdiction over the Referred Person; (ii) governmental, executive, regulatory, legislative, judicial or administrative entity or authority having jurisdiction over the Referred Person, domestic or foreign, which includes, with respect to items (i) and (ii), their respective agencies, self-regulatory bodies, divisions, departments, boards, councils, representations, agencies or commissions, including the SEC, CVM, the CADE and the BACEN; (iii) any court, court, tribunal or judicial, administrative or arbitration body; or (iv) any stock exchange or organized over-the-counter market to which the Persons referred to are bound.

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“Independent Director” means the independent director who is experienced, of good standing and meets all applicable requirements set forth in Nasdaq and SEC regulations.

“Independent External Audit” means an external audit firm to be periodically hired by the Company and/or by XP Investimentos, upon approval by the Board of Directors, from among the 4 (four) internationally recognized audit firms (Big Four), and Itaú will have the right to veto one of these firms at each hiring.

“Intellectual Property” means any and all trademarks (including variations and combinations thereof), trade names, logos, corporate names, service marks, service names, patents, utility models, copyrights, formulas, drawings and formulations, diagrams, specifications, technology, methodologies, embedded software (firmware), systems, development tools, internet domain names software licenses, any other proprietary or confidential right or information, including all pending rights, licenses or applications, for any of the foregoing, and all related technical information, technical, engineering or manufacturing drawings, know-how, documents, diskettes, records, files and other media on which the foregoing is stored.

“International Approvals” means the approval, communication or any other measure that must be taken before any foreign Government Authority, including the FCA - Financial Conduct Authority (UK), FINRA- Financial Industry Regulatory Authority (US) and SEC, which may be required under the terms of the applicable Law.

“Key Employees” means the persons listed in Exhibit B.

“Law” means any law (ordinary, supplementary or delegated), decree, decree-law, provisional measure, code, statute, regulation, instruction, ordinance, rule, standard, rule, resolution, decision, order, requirement or demand issued or issued by any Governmental Authority.

“Lock-Up Periods” means, together, the GA Second Acquisition Lock-Up, the XPC Second Acquisition Lock-Up and the XPC Control Lock-Up.

“Minimum Quantity of Shares” means the number of Shares that is equal to 1,016,457,282, duly adjusted to reflect any grouping, split and/or any similar operation performed by the Company that results in a change in the number of Shares of the same class held by all Shareholders of the Company, with change in the same manner and in the same proportion, in any case other than a Transfer of Shares by such Shareholder.

“Minimum Total Percentage” means 24.95% of the total capital stock of the Company.

“Minority Shareholders” means the individuals holding shares issued by XP Control, except for the XPC Controllers.

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“Nasdaq” means the American Nasdaq Stock Market.

“Permitted Assignees” means, with respect to GA, companies that are Controlled by General Atlantic LP and headquartered in Brazil and/or Persons that are discretionarily managed by General Atlantic LP or its Subsidiaries, who are not competitors of the Company or the Company’s Subsidiaries, provided that they undertake, in writing and prior to a Transfer of Shares, to comply fully with the obligations assumed by GA in this Agreement and in the Purchase and Sale Agreement, as if they were original signatory parties, subject to GA’s joint and several liability for compliance with any obligations of its Permitted Assignees.

“Person” means an individual, corporation (whether or not personified), association, foundation, condominium, fund, consortium, joint venture, entity, trust, international or multilateral organization or other public, private or mixed economy entity, as well as its successors.

“Private Sale” means a Transfer of securities other than on a Stock Exchange.

“Registration Rights Agreement” means the registration rights agreement to be entered into between the Shareholders and the Company as of the date hereof.

“Regulatory Approvals” means, together and as applicable, the BACEN Approval, the CADE Approval and the International Approvals.

“Related Third Parties” means Persons who are employees, officers, agents, freelancers or collaborators of the Company and/or the Company Subsidiaries, who participate or will participate in the activities and/or business of the Company and/or the Company Subsidiaries.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Second Acquisition” has the meaning ascribed to it in the Purchase Agreement.

“Second Acquisition GA Shares” means the number of Class A Shares and Class B Shares to be acquired by Itaú from GA on the Second Closing Date pursuant to the terms of the Purchase Agreement and subject to the approval of the Central Bank of Brazil.

“Second Acquisition XPC Shares” means the number of Class B Shares to be acquired by Itaú from XP Controle on the Second Closing Date, pursuant to the terms of the Purchase and Sale Agreement and subject to the approval of the Central Bank of Brazil.

“Second Closing Date” has the meaning ascribed to it in the Purchase Agreement.

“Stock Exchange” means Nasdaq or any other stock exchange on which the Company has securities traded.

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“Transfer” means to dispose, assign or otherwise negotiate or transfer, directly or indirectly, for free or onerous consideration. It also means the issuance of Shares by any Person for subscription by third parties. All such acts shall hereinafter be referred to as a “Transfer”.

“XPC Controllers” means the persons listed on Exhibit A, which may be updated to reflect changes in the XP Controle partnership that are made in the ordinary course of business and in a manner consistent with past practices for joining and/or terminating partners of the partnership (with individuals or vehicles owned by such individuals), except that the partnership shall not admit persons who are not partners and/or employees and/or self-employed agents of the Company and/or the Company’s Subsidiaries.

“XPC Controlling Shares” means the minimum number of Shares held by XPC representing more than fifty percent (50%) of the voting rights of the Company.

1.2.       The terms defined below have their meaning described in the respective clause indicated below:

Terms and Expressions	Definition
Agreement	Clause (vii)
Allowed Transfers from Structure XP	Clause 3.2
Annual Budget	Clause 7.11
Brazilian Companies	Clause 2.4
Business Plan	Clause 7.10
Buyer Shareholders	Clause 4.4
CAM-CCBC	Clause 11.2
Certified Buyer's Agreement	Clause 4.5
CFO	Clause 7.12.1
Closing of Joint Selling Rights	Clause 5.4
Closing of Preemptive Rights	Clause 4.4

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Terms and Expressions	Definition
Closing of Transfer to Certified Purchaser	Clause 4.5
Company	Preamble
Company Subsidiaries	Praamble
Consenting Intervening Parties	Preamble
Corporate Restructuring	Considering (ii)
Deadline for Informing the Offeree Shareholders	Clause 4.4
Disputes	Clause 11.2
Dyna	Considering (v)
Free GA Shares	Clause 3.1.4(ii)
GA	Preamble
GA Allowed Transfers	Clause 3.2
GA Restricted Activities	Clause 8.4
GA Restricted Persons	Clause 8.4
GB	Preamble
General Assembly	Clause 6.1
Information	Clause 8.2.1
Infostocks	Preamble
IPO	Considering (vi)
Itaú	Preamble
Itaú Unibanco	Preamble
Joint Selling Right	Clause 5.1
LEADR	Preamble
Lock-Up Control XPC	Clause 3.1.1(b)
Lock-Up Second Acquisition XPC	Clause 3.1.1(b)
Notification of Joint Sale	Clause 5.2
Offered Shareholder	Clause 4.1
Offered Shares	Clause 4.1
Offering Shareholder	Clause 4.1
Old Shareholders' Agreement	Considering (viii)
Party or Parties	Preamble
Performance Evaluation	Clause 7.16.2
Preference Notification	Clause 4.1
Preference right	Clause 4.2
Preference Sales Agreement	Clause 4.4

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Terms and Expressions	Definition
Private Transfer	Clause 3.1.5.1(ii)
Public Stock Offering Rights	Clause 3.1.5.1(i)
Purchase and Sale Contract	Considering (i)
Regulation	Clause 11.2
Related Parties	Clause 6.2(g)
Response Notification	Clause 4.2
Restricted Activities	Clause 8.4
Restricted Activities of XP Controle	Clause 8.4
Restricted Persons	Clause 8.4
Restriction for the Exercise of the Position	Clause 7.12.1(b)
Second Acquisition XPC Shares	Considering (v)
Selling Shareholder	Clause 5.2
Shareholder or Shareholders	Preamble
Shares	Clause 2.1
Suspension of the Old Shareholders' Agreement	Considering (viii)
Tecfinance	Preamble
Term	Clause 10.1
Term to Exercise the Right of First Refusal	Clause 4.2
Territory	Clause 8.4
Transfer Agreement in Joint Sale	Clause 5.4
Transfer of Shares to the Certified Purchaser	Clause 4.5
Transfer of the Shares of the Right of First Refusal	Clause 4.4
XP Advisory	Preamble
XP Bank	Preamble
XP CCTVM	Preamble
XP Controle	Preamble
XP Controle 3	Preamble
XP Controle 4	Preamble
XP Controle Restricted Persons	Clause 8.4
XP Education	Preamble
XP Finance	Preamble
XP Insurance	Preamble
XP Investments	Preamble
XP Management	Preamble
XP Vista	Preamble
XP Welfare	Preamble

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1.2.       Rules of Interpretation. This Agreement shall be governed by and construed in accordance with the following principles: (i) the headings and titles of this Agreement are for convenience of reference only and shall not limit or affect the meaning of the chapters, clauses or items to which they apply; (ii) the terms “including”, “including” and other similar terms shall be construed as if accompanied by the phrase “by way of example only” and “without limitation”; (iii) whenever required by the context, definitions contained in this Agreement shall apply in both the singular and plural, and the masculine gender shall include the feminine and vice versa, without alteration of meaning; (iv) references to any document or other instruments include all amendments, replacements and consolidations thereof and supplements thereto, unless expressly provided otherwise; (v) unless otherwise expressly provided in this Agreement, references to clauses or appendices apply to the clauses and appendices of this Agreement; (vi) all references to any Parties or Consenting Intervenors include their successors, representatives and permitted assigns; (vii) all references to clauses include their items and sub-items; and (viii) language used throughout this Agreement shall in all cases be interpreted simply in accordance with its correct meaning and not strictly in a manner favorable or unfavorable to any Party. Except as otherwise provided in this Agreement, references to any terms or periods shall be deemed to be references to the number of Calendar Days, and all terms or periods set forth in this Agreement shall be computed excluding the date of the event that caused the commencement of the relevant term or period and including the last day of such term or period. All deadlines and periods established in this Agreement that end on days that are not Business Days shall be automatically postponed to the first immediately subsequent Business Day.

CHAPTER II

ACTIONS LINKED TO THE AGREEMENT AND GENERAL PRINCIPLES

2.1.       Actions Bound to the Agreement. Observing Clauses 3.1.3 to 3.1. 6, all shares issued by the Company held by the Shareholders (by registration or as beneficiary, including any depositary), including those that may be issued in the future (by the Company or by the companies that may succeed it), at any and all titles, including, but not limited to, by subscription, option, conversion, acquisition, exchange, bonus, split merger, consolidation, consolidation of shares, spin-off or any other form of corporate reorganization, as well as certificates representing shares, subscription warrants or the respective preemptive rights for the subscription of new shares or securities convertible into shares of the Company (“Shares”), as well as the shares or quotas of the Company’s Controlled Companies, as applicable. The Shareholders, the Company and the Company’s Controlled Companies are obliged to fully comply with and enforce everything agreed among them in the present Agreement.

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2.1.1.       All references to a quantity of Shares provided for in this Agreement shall be automatically adjusted in the event of bonus, split or reverse split of shares. In these cases, the Company shall send to the Shareholders a table describing the new quantity of Shares assigned to each Shareholder within thirty (30) Calendar Days of the event in reference.

2.1.2.       Itaú is party to this Agreement on the assumption of the Second Acquisition. Until the Second Acquisition is completed, Itaú shall have no rights and/or obligations under this Agreement. Additionally, if the Second Acquisition does not occur, for any reason, pursuant to the Purchase and Sale Agreement, (i) Itaú will automatically cease to be a party to this Agreement; and (ii) the Parties will enter into an amendment to this Agreement to exclude all references to Itaú.

2.1.3.       If the Second Acquisition is automatically completed, (i) Itaú will again become a Shareholder for all purposes and effects of this Agreement, and (ii) the shares object of the Second Acquisition that become owned by Itaú or its Affiliates, as applicable, (a) shall be included in the definition of Shares, and (b) shall be subject to the terms and conditions set forth in the Registration Rights Agreement. If the Second Acquisition is made by an Itaú Affiliate, under the terms permitted in the Purchase and Sale Agreement, on the Closing Date of the Second Acquisition, such Affiliate shall execute a term of adherence to this Agreement, committing itself to comply with it and respect it, unconditionally, assuming all the rights and obligations of Itaú, which will remain the joint debtor of such Affiliate.

2.2.      Other Subsidiaries. If the Company starts to hold a direct or indirect interest that represents the Control of companies other than the Company’s Controlled Companies, all references in this Agreement to the Company’s Controlled Companies shall include such other Controlled Companies, and all obligations provided for herein regarding the Company’s Controlled Companies shall be equally applicable to such Controlled Companies. For the purposes of the provisions herein, such Controlled Companies shall execute, as Consenting Intervening Parties, a term of adhesion to the present Agreement.

2.3.        Ownership of Shares. Shareholders are, on the present date, legitimate owners and holders and have full title to the Shares, which are free and clear of any liens.

2.4.       Application of the Agreement by the Administrators. The Parties agree to disclose this Agreement to the members of the board of directors and to the directors of the Company appointed by them, and to take all necessary steps to ensure that all directors and officers of the Company and of the Company’s Subsidiaries comply with this Agreement, especially in order to make the Company and the Company’s Subsidiaries comply with the obligations attributed to them hereunder. Any and all acts or omissions practiced by the directors and officers appointed by the Shareholders in violation of the provisions contained in this Agreement shall be null and void by operation of law. The Parties agree to cause the Company’s Subsidiaries incorporated under the laws of Brazil (“Brazilian Companies”) to file a copy of this Agreement in their respective headquarters, and XP Investimentos to register its existence in its share register book.

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2.5.       General Principles. Without prejudice to the specific provisions of this Agreement, when exercising their duties and responsibilities, the Shareholders and those appointed by them to the board of directors and the executive board of the Company shall guide their conduct and exercise their voting rights always in the best interest of the Company and the Company’s Controlled Companies. The Company and the Company’s Subsidiaries shall adopt good corporate governance practices, based on the principles of perpetuity of the business currently developed by them, with an entrepreneurial, agile and independent management, ensuring, at the same time, adherence to adequate standards of governance, compliance and risk management.

2.6.       Compliance with CMN Resolution 4,122/12 and other provisions. The Parties have agreed and decided that this Agreement shall contain the same main terms and conditions as the Old Shareholders’ Agreement, adjusted to reflect the migration of the Shareholders’ investments to the Company, a foreign limited liability company incorporated under the laws of the Cayman Islands and to be listed on Nasdaq and other relevant aspects of the Corporate Restructuring. The Parties further acknowledge and agree that this Agreement fully complies with: (i) CMN Resolution No. 4,122/12, and (ii) the ACC rules, in particular with respect to the restrictions on Transfers of shares between XP Controle and Itaú.

2.7.       If the Second Acquisition is carried out by an Affiliate of Itaú, Itaú, irrevocably and irreversibly, undertakes to act as guarantor of any and all obligations of such Affiliate, or any successor or assignee of Itaú and /or its Affiliates (except the Iupar Block) in the case of a Permitted Transfer pursuant to Clause 3.2(a) below, assuming, as the main debtor and payer, joint liability with the respective Affiliate (except the Iupar Block), as applicable , for the fulfillment of any and all obligations (and for causing the respective Affiliate, as applicable - to comply with such obligations) and payment of any and all amounts that may be owed in the future by such Affiliate (except the Iupar Block) to any another Shareholder in this regard. Itaú, in this act, expressly waives any and all benefits established in Articles 366, 368, 824, 827, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and in Article 794 of the Brazilian Civil Procedure Code. Likewise, each member of the Iupar Block, in this act, irrevocably and irreversibly, undertakes to act as guarantor of any and all obligations assumed by the other members of the Iupar Block in this Agreement, assuming, as the main debtor and payer, responsibility joint and several with the other members of the Iupar Bloc for the fulfillment of any and all obligations (and for making the other members of the Iupar Bloc comply with such obligations) and payment of any and all amounts that may be owed in the future by the members of the Iupar Bloc to any other Shareholder in this regard. Each of the members of the Iupar Block, in this act, expressly waives any and all benefits established in Articles 366, 368, 824, 827, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and in Article 794 of the Code of Brazilian Civil Procedure. For clarification purposes, there is no solidarity between, on the one hand, Itaú and, on the other hand, the members of the Iupar Block.

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CHAPTER III

RULES ON THE TRANSFER OF SHARES

3.1.       Restrictions on Transfers of Shares and Creation of Encumbrances. Except as expressly provided in this Agreement and/or the Purchase and Sale Agreement, Shareholders may only Transfer their Shares subject to (i) the applicable Lock-Up Periods, (ii) any lock-up agreements entered into with indemnified parties in connection with the IPO, (iii) the Preemptive Right and the Joint Sale Right, as applicable, (iv) applicable securities laws and regulations restrictions, and (v) the terms and conditions of the Registration Rights Agreement, as applicable. In addition, except as provided in Sections 3.1.3, 3.1.4 and 3.1.5, a Private Sale of Shares shall be permitted only if (a) the purchaser is a Certified Purchaser, (b) the Certified Purchaser adheres to this Agreement, and (c) the Shareholder making the Private Sale transfers one hundred percent (100%) of its Shares. Additionally, throughout the term of this Agreement, the Shareholders may not create any liens on the Shares held by them (or allow the creation of liens on the Company’s interest in XP Investimentos) without the prior written consent of all other Shareholders. The Shareholders acknowledge and agree that any Transfer of Class B Shares can only be made by means of a Private Sale and only in the following cases: (a) if by Itaú, by means of Transfer of Shares representing one hundred percent (100%) of the Shares owned by Itaú at the time of the sale and in accordance with the terms and conditions set forth herein; or (b) if by XP Controle, by means of Transfer of Shares by XP Controle representing the Company’s Control, pursuant to Section 3.1.6 below.

3.1.1.       Lock-Up Periods.

(a)	Except as provided in Section 3.1.5 below, GA may not Transfer the GA Shares of the Second Acquisition until the Second Closing Date (“GA Second Acquisition Lock-Up”);

(b)	Except as provided in Section 3.1.5 below, XP Controle may not Transfer the XPC Shares of the Second Acquisition until the Second Closing Date (“Lock-Up Second XPC Acquisition”).

(c) Except as provided for in Clause 3.2, the members of the Iupar Block may not Transfer Shares held by them until October 30, 2021;

(d) Except for the Allowed Transfers of the XP Framework set forth below, the XPC Second Acquisition Lock-Up also applies to XP Controle shareholders.

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3.1.2. The Transfer of, and/or the constitution of Liens on the Shares (or on the Company’s participation in the capital stock of XP Investimentos) in violation of the provisions of this Agreement will be null and void and the Company shall refrain from record them in the applicable share register. Even when authorized under the terms of this Agreement, the constitution of Encumbrances on the Shares may never contain any restriction on the right to vote of the Shareholder holding the encumbered Shares or contravene the provisions of this Agreement.

3.1.3.  Stock Exchange Transfers. Provided that (i) the Lock-Up Second Acquisition XPC and the Lock-Up Second Acquisition GA, as applicable, (ii) the applicable legal and regulatory restrictions on securities, and (iii) the terms and conditions of the Registration Rights Agreement, as applicable, each Shareholder shall be free to Transfer any number of Class A Shares, at any time, and provided that the Transfer is carried out on a Stock Exchange, to any third party, regardless of whether such third party is a Shareholder or a Purchaser Certified. In the event of Transfers of Class A Shares on the Stock Exchange, the Preemptive Right and the Tag-Along Right will not apply. For purposes of clarity, Shareholders may Transfer less than 100% of the Class A Shares held by them and the acquiring third party will not be bound by this Agreement (and the Class A Shares acquired by such third party will not be subject to this Agreement).

3.1.3.1.       The following rules will also apply:

(i)	the Company may only list and permit the trading of Class A Shares on the Stock Exchange. If any Shareholder intends to sell Class B Shares on the Stock Exchange, such Shareholder must mandatorily convert such Class B Shares into Class A Shares prior to such sale, in accordance with the applicable mechanisms established in the Company’s Articles of Incorporation and in a manner consistent with Clause 3.4 below. The Shareholders hereby undertake to take all necessary measures and to cooperate, in good faith, for the implementation of such conversion. Persons who acquire any Shares on the Stock Exchange will not be bound by this Agreement and Shares so sold will be automatically released from this Agreement;
(ii)	the Company undertakes to provide the Parties with copies of the “registration statement” and “underwriting agreement” related to any public offering made by the Company with reasonable advance notice of any registration or submission; and
(iii)	the transfer of any and all Class A Shares by Shareholders on a Stock Exchange pursuant to an offer registered with the SEC will be subject to applicable legal and regulatory restrictions on securities and the terms and conditions of the Registration Rights Agreement.

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3.1.4.       Private Free Share Transfers. The following Private Transfers of Class A Shares will be allowed, in which case the Preemptive Right and Tag-Along Right will not apply:

(i)	XP Controle may, freely and without any restriction, Transfer up to one hundred percent (100%) of the Free XPC Shares to one or more Authorized Investors, provided that, if such Free XPC Shares are composed of Class B Shares, XP Controle shall take all measures necessary to convert them into Class A Shares prior to the Transfer, so that 100% of the Free XPC Shares to be Transferred are exclusively represented by Class A Shares. Authorized Investors who acquire (a) less than one hundred percent (100%) of the Free XPC Shares shall not be party to this Agreement (and the Shares then acquired shall not be covered by the rules hereunder), and (b) one hundred percent (100%) of the Free XPC Shares may adhere to this Agreement (and, in the event of adhesion, the Shares then acquired shall be covered by the rules provided for herein), it being certain that the mere acquisition of Free XPC Shares shall not grant the Authorized Investors any right to veto or to elect any member of the Company’s Board of Directors. In case of block transfer of one hundred percent (100%) of the Free XPC Shares to more than one Authorized Investor and adhesion to this Agreement by all of them, such Authorized Investors shall form a single block of shareholders and shall be considered a single party, for purposes of exercise of the voting rights set forth in this Agreement.

(ii)	Except for the GA Shares of the Second Acquisition, GA may freely and without any restriction Transfer all of its remaining Class A Shares (“Free GA Shares”) to one or more Authorized Investors. If the Free GA Shares are represented by Class B Shares, GA shall take all necessary steps to convert them into Class A Shares prior to the Transfer so that 100% of the Free GA Shares to be Transferred are represented exclusively by Class A Shares. Authorized Investors who acquire (a) less than all of the Free GA Shares shall not be parties to this Agreement (and the Shares then acquired shall not be covered by the rules hereunder), and (b) all and not less than all of the Free GA Shares shall adhere to this Agreement (and the Shares then acquired shall be covered by the rules, rights and obligations of GA hereunder). In the event of a Bulk Transfer of all and not less than all of the Free GA Shares to more than one Authorized Investor, such Authorized Investors shall form a single block of shareholders and shall be deemed to be a single party for purposes of exercising veto rights and the right to elect members of GA’s Board of Directors, as applicable, and as provided in this Agreement.

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3.1.5.       Liquidity Alternative. Subject to the following provisions, if any of the Regulatory Approvals required for the consummation of the Second Acquisition are denied or are not obtained within eighteen (18) months from the respective requests for approval, whichever occurs first, both the GA Second Acquisition Lock-Up and the XPC Second Acquisition Lock-Up shall mature early with respect to the respective Parties to this Agreement as of the first Business Day following the denial of the Regulatory Approvals or the expiration of the eighteen (18) month period, as the case may be.

3.1.5.1.       In addition, immediately following (i) the denial of any Regulatory Approvals required for consummation of the Second Acquisition; or (ii) the inability to obtain such required Regulatory Approvals within the eighteen (18) month period referred to above, the Shareholders undertake to discuss, in good faith, a liquidity alternative for the remaining Shares held by the Shareholders and, if they reach an agreement, the Shareholders shall use commercially reasonable efforts to implement such solution. If no agreement is reached within sixty (60) Calendar Days from the commencement of the aforementioned discussion period, any Shareholder shall have the right, upon written notice to the other Shareholders, with a copy to the Company, to:

(i)	request a subsequent public offering subject to the terms and conditions of the Registration Rights Agreement, in which event the Shareholders and the Company shall use commercially reasonable efforts to perform and cause to be performed all acts necessary to approve, conduct and, subject to favorable market conditions, register the public offering of Class A Shares, including, to the extent possible, within a reasonable timeframe requested by the relevant Shareholder for the public offering of shares (“Public Offering Right”). In addition to the Public Tender Offer Right, Shareholders shall have the right to sell their Class A Shares on a Stock Exchange, in which case the Preemptive Right and the Joint Selling Right shall not apply; or

(ii)	initiate a structured private sale process of up to one hundred percent (100%) of its Shares to one or more Certified Purchasers, in which case the Company and the other Shareholders shall use commercially reasonable efforts to cooperate with the consummation of the sale (“Private Transfer”). For purposes of clarity, the Private Transfer shall be subject to the Preemptive Right (subject to Section 4.1.1) set forth herein. If the implementation of a Private Transfer results in the Transfer of all and not less than all of the Shares held by any Shareholder, the respective Certified Purchaser(s) shall succeed such selling Shareholder in all of its rights and obligations under this Agreement and shall replace it as a party to the Agreement for all purposes and effects. The Shareholders acknowledge and agree that such Private Transfer shall only be available for the sale of Class A Shares (other than for the sale of Class B Shares pursuant to Section 3.1.6), which means that if a Shareholder wishes to sell Class B Shares privately, such Shareholder must convert the Class B Shares by reference into Class A Shares prior to consummation of the Private Transfer. In the event of a block sale of 100% of the Shares held by a Shareholder to more than one Certified Purchaser, such Certified Purchasers shall act as a single block of shareholders for purposes of exercising the voting rights provided for in this Agreement. If the Private Transfer comprises less than one hundred percent (100%) of the Shares held by a Disposing Shareholder, the respective Certified Purchasers shall not succeed such Disposing Shareholder in its rights and obligations under this Agreement and shall not become parties to this Agreement.

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3.1.6.       Transfer of Control. Subject to the Preemptive Right (subject to Section 4.1.1 below) and the Joint Sale Right set forth herein, XP Controle shall be authorized, at any time, to Transfer Control of the Company only by means of a Private Sale of Class B Shares in which (i) the purchaser of Control of the Company is a Certified Purchaser, and (ii) the Certified Purchaser adheres to this Agreement

3.2. Permitted Transfers. The Parties acknowledge and agree that Share Transfers (a) between Itaú and any of its Affiliates or between its Affiliates among themselves; (b) by Iupar to its partners Itaúsa and/or E. Johnston, as well as (i) from Itaúsa to its Affiliates (except for Itaú and its Subsidiaries), including to ITH Zux Cayman Ltd, and/or (ii) from E. Johnston to their respective partners or their Affiliates (except for Itaú and its Subsidiaries) (item (b) being the “Iupar Block Permitted Transfers”); (c) pursuant to Clause 3.1. 3 above; (d) resulting from succession by cause of death; (e) resulting from the repurchase of Shares by the Company for the specific purpose of holding in treasury or cancellation, as permitted by Law; (f) by GA to its respective Permitted Assignees; (g) between GA and/or its respective Permitted Assignees (both cases (f) and (g), the “Permitted Transfers of GA”); (h) between XP Controle, on the one hand, and Controllers XPC and/or Affiliates of XP Controle, on the other hand; (i) between XP Control, on the one hand, and Minority Shareholders, on the other; (j) of Minority Shareholders among themselves or of XPC Controllers among themselves; and (k) between XP Controle or XPC Controllers or Minority Shareholders, on the one hand, and Related Third Parties, on the other (all cases from (h) to (k), the “XP Structure Permitted Transfers”), shall not be subject to the restrictions set forth in Clause 3. 1. In the cases listed in this Clause (except in relation to items (c) and (e) and/or other exceptions expressly provided for in this Agreement), the acquirer shall adhere to and respect the provisions of this Agreement and assume all the rights and obligations set forth herein, as if it were a signatory Shareholder part of the block of the transferor Shareholder, and the transferor shall remain jointly and severally liable with the acquirer for compliance with all obligations under this Agreement.

3.2.1.       GA undertakes and agrees not to use the Permitted Transfers of GA to enable a Transfer of Shares that, if otherwise implemented, would be subject to (i) the restrictions set forth in Section 8.4, (ii) the Lock-up Second GA Acquisition or (iii) the observance of the Preemptive Right.

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3.2.2.       The XP Structure Permitted Transfers may only occur if the XPC Controllers, individually or jointly, maintain the ownership of voting rights in the Company that represent more than 50% (fifty percent) of the total voting capital of XP Controle and/or the Company. Also, in the cases of XP Structure Permitted Transfers, as set forth in Clause 3.2, item (i), the following limits shall be observed: (i) the autonomous agents may not hold more than five percent (5%) of the share capital of XP Controle, individually or jointly; and (ii) the XPC Controllers may not hold an interest equivalent to or lower than fifty percent (50%) of the voting capital of XP Controle. The Company and/or XP Controle, as the case may be, shall provide to GA and Itaú information about any XP Structure Permitted Transfers, including with respect to securities issued by XP Controle, within thirty (30) calendar days from the receipt of the respective request.

3.2.3.       It is hereby agreed between the Parties that, in case of Transfer of Shares by Iupar to E. Johnston and, subsequently, by E. Johnston to its partners (or companies fully owned by E. Johnston’s partners, individually or collectively), the Parties shall not transfer the Shares to E. Johnston. Johnston shareholders, individually or collectively, directly or indirectly), they shall become party to this Agreement as Iupar Block members, and shall at all times act jointly and uniformly in block with Iupar Block members and their successors and permitted assigns and shall be deemed to be a single party for all purposes of the obligations assumed and the exercise of the rights provided for in this Agreement. For purposes of clarification, Itaúsa and E. Johnston (and, in the case of E. Johnston, their partners or Subsidiaries of their partners), as well as their successors and authorized assigns, shall not be required to act en bloc and in a uniform manner for purposes of the Transfer of Shares (whether public or private, including in relation to the exercise of the Joint Sale Right) and the exercise of the Preemptive Right in the Subscription.

3.2.4.       In the event that, by virtue of one or more Permitted Iupar Block Transfers, E. Johnston (or companies wholly owned by the partners of E. Johnston partners, individually or collectively, directly or indirectly) and their successors and authorized assignees, including natural persons belonging to the Moreira Salles Family, may, unilaterally and without justification, at any time after October 30, 2021, unlink part or all of the Shares issued by the Company that they hold under this Agreement, and may freely dispose of them, provided that, for such purpose, a written notice, at least fifteen (15) days in advance, shall be sent to the other Parties to this Agreement and to the Company, informing about the intention to unlink from this Agreement the Shares issued by the Company that it owns, including the number of Shares it intends to unlink from the Agreement. The withdrawal mentioned in the present Clause 3.2.4 shall not affect the validity and effectiveness of the Shareholders’ Agreement in relation to the other signatories of the Shareholders’ Agreement.

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3.3.       Retention in case of Transfer of Control. In the event of Transfer of Control of the Company by XP Controle, XP Controle and Itaú undertake to maintain good faith discussions for the eventual creation of an Escrow account mechanism in which a percentage of the price due by the respective Certified Buyer to XP Controle will be deposited for the payment of eventual indemnities due by XP Controle to Itaú, as provided for in the Purchase and Sale Agreement, and such mechanism shall observe usual rules of retention and release.

3.4.       Conversion of Shares. Class B Shares will be converted into Class A Shares in the proportion of one (1) to one (1), in compliance with Articles 5.5 to 5.7 of the Company’s Articles of Incorporation, in the following cases:

(i)	in the sole discretion of Class B Shareholders, in which event such Shareholder may elect to convert any number of Class B Shares into Class A Shares;

(ii)	prior to any intended Transfer of Class B Shares by Private Sale to any third party that is not an Affiliate of the selling Shareholder, unless (a) by a Transfer of Shares representing one hundred percent (100%) of the Shares owned by Itaú at the time of the sale; and/or (b) by a Transfer that results in the Transfer of Control of the Company by XP Controle; and/or

(iii)	prior to any intended Transfer of Class B Shares on the Stock Exchange;

(iv)	with respect to GA, except for GA Shares of the Second Acquisition while the Second Acquisition GA Lock-Up is in effect, if requested by XP Controle, at any time, in the event of any Transfer of Shares by XP Controle that results in an interest by XP Controle of less than fifty percent (50%) plus one share of the voting capital of the Company;

(v)	if, at any time, the total number of votes of Class B Shares issued by the Company represents less than 10% of the Company’s voting capital, all Class B Shares issued shall be automatically and immediately converted into Class A Shares, and no Class B Shares may be issued by the Company thereafter.

3.4.1.       Prior Notice. If a conversion of Class B Shares into Class A Shares by XP Controle may result in the involuntary increase of Itaú’s interest in the voting capital of the Company, XP Controle shall send a written notice to Itaú in order to communicate such event, at least ten (10) Calendar Days in advance to the consummation of any conversion.

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3.4.2.       The conversion of Class B Shares into Class A Shares by XP Controle and GA shall only be allowed if the number of Class A Shares and Class B Shares to be acquired by Itaú from each of them in the Second Acquisition is preserved.

3.5.       Preemptive Rights in the Subscription. Except for the provisions of Articles 4.6 and 4.7 of the Company’s Bylaws, in the event of a capital increase of the Company, each Shareholder shall have preemptive rights, in any private offering of Shares, as well as in the cases provided for in Article 4.4 of the Company’s Bylaws, to subscribe new shares of the Company, proportionally to the respective interests held in the Company’s total and voting capital stock at the time of the capital increase in question (“Preemptive Rights”).

3.5.1.       If the Company wishes to issue Class A Shares to raise funds in the context of a public offering on the Stock Exchange without the corresponding Preemptive Subscription Right, pursuant to Article 4.7 of the Company’s Bylaws (always in compliance with the Registration Rights Agreement), the Company shall send a written notice to each Class B Shareholder, who shall have thirty (30) Calendar Days from receipt thereof to inform the Company whether or not they agree with the issuance in reference without the corresponding Preemptive Subscription Right. In case holders of at least two thirds (2/3) of Class B Shares agree with the issuance of Class A Shares without the corresponding Preemptive Rights (“Waiver of Preemptive Rights”), the Company may make a public offering of Class A Shares on the Stock Exchange excluding the Preemptive Rights. The lack of response from holders of Class B Shares within thirty (30) Calendar Days from receipt of the written notice will be deemed to constitute agreement to the offer on the terms proposed. For purposes of clarity, the agreement of a Shareholder to the offer on the terms proposed shall not be construed as creating a restriction on such Shareholder’s ability to acquire shares in the offer to the extent permitted by law.

3.5.2.       Notwithstanding the foregoing, in the context of a public offering of Class A Shares, if a Shareholder decides to subscribe for part of the Class A Shares issued, the other Shareholders shall be entitled to subscribe for at least such amount of Class A Shares as will ensure that their dilution of the Company will not be greater than the dilution of the other Shareholders, taking into account each of their respective shareholdings at the time of the public offering in question.

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CHAPTER IV

PREEMPTIVE RIGHTS

4.1.       Right of Preference. Subject to the rules and exceptions set forth in CHAPTER III, in Clause 4.1. 2 below, and the provisions of CHAPTER V, if, during the term of this Agreement, any of the Shareholders (“Offering Shareholder”) wishes to effect a Private Transfer or a Private Sale of its Shares to a Certified Purchaser, the Offering Shareholder may do so only after offering the Shares in reference (“Offered Shares”) to the other Shareholders (“Offeree Shareholders”), by giving written notice specifying (i) the name, qualification and identification of the Offeree Shareholder (including the ultimate beneficial owner(s) controlling such Offeree Shareholder and the group to which it belongs, if any), (ii) the number of Offered Shares, (iii) the price to be paid, in cash and payment terms, (iv) a copy (a) of the relevant proposal of the Offeree Shareholder, which shall be irrevocable, irreversible and contain the relevant terms and conditions of the intended purchase and sale and, (b) if available, the draft of the relevant purchase and sale agreement, (v) in case of Transfer of Control of the Company, the confirmation that the Certified Purchaser agrees to acquire all the shares that are the object of a possible exercise of the Joint Sale Right, and (vi) except in the case of transfers of less than one hundred percent (100%) of the shares held by the Shareholder, the XPC Free Shares or the GA Free Shares (hypotheses in which the Certified Purchaser shall not adhere to this Agreement), the commitment of the Certified Purchaser to adhere to this Agreement as a condition precedent to the consummation of the acquisition of the Offered Shares, pursuant to Clause 4. 8.1 (“Preference Notice”).

4.1.1. Itaú and Iupar Block shall not have the Preemptive Right set forth in this CHAPTER IV in relation to any Transfer of Shares.

4.1.2. XP Controle and GA will only be entitled to exercise the Right of First Refusal provided for in this CHAPTER IV in relation to the Shares to be Transferred by Itaú and/or Iupar Block in the event of Transfer by Itaú and/or Iupar Block of Shares that represent, jointly or separately, in a single operation or series of operations with a same third party, a percentage equal to or higher than 3% (three percent) of the Company’s total capital stock (provided that, at the time of negotiation, the sum of the series of operations equals or exceeds such percentage).

4.2.       Exercise of the Preemptive Right. Subject to the provisions of Sections 4.1.1 and 4.1.2 above, and of CHAPTERS III above and V below, the Offered Shareholders shall be entitled to exercise the preemptive right to acquire all (and not less than all) of the Offered Shares on terms equal to or no less favorable (in relation to the financial terms of the offer) than those described in the Preemptive Notice (“Preemptive Right”). The Preemptive Right may be exercised by the Offeree Shareholders by sending a written notice to the Offering Shareholder, with copy to the other Offeree Shareholders (“Response Notice”), within forty-five (45) Calendar Days from receipt of the Preference Notice (“Deadline for Exercise of the Preference Right”), informing whether they intend to:

(i)	Acquire all, and not less than all, of the Offered Shares at a price and other conditions equal to or no less favorable (in relation to the financial terms of the offer) than those described by the Offering Shareholder in the Notice of Preference; or

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(ii)	Waive its Preemptive Right, it being understood that the following will be construed as waiving the Preemptive Right (a) failure to deliver the Response Notice within the Preemptive Right Exercise Deadline, and/or (b) sending a Response Notice that does not include the Offering Shareholder’s irrevocable and irreversible obligation (such obligation may be conditioned only on the need to obtain regulatory approvals including BACEN Approval and CADE Approval, as applicable) to acquire all of the Offered Shares on equal or no less favorable terms, in financial terms, than those specified in the Preference Notice.

4.3.       Offers by the Offeree Shareholders. The offer contained in the Response Notice shall be firm, irrevocable and irreversible, and may be conditioned only to the need to obtain regulatory approvals, including BACEN Approval and CADE Approval, as applicable. If more than one Offeree Shareholder exercises its Preemptive Right on time, the Offered Shares shall be sold, free and clear of any liens, to the Offeree Shareholders that exercise the Preemptive Right, proportionally to their respective stakes in the Company’s capital stock, excluding the stakes of the Offering Shareholder and the Offeree Shareholders that do not exercise the Preemptive Right. If the Certified Purchaser is also a Shareholder, the Offered Shares will be Transferred to the Offeree Shareholders that exercise their Preemptive Rights and to the Certified Purchaser in proportion to their respective holdings in the total capital stock of the Company, excluding the holdings of the Offering Shareholder and the other Shareholders.

4.4.       Closing of the Right of First Refusal. Within ten (10) Calendar Days after the Term for Exercising the Right of First Refusal (“Term for Informing the Offered Shareholders”), the Offering Shareholder shall inform the Offered Shareholders that have validly exercised their Right of First Refusal (“Buying Shareholders”) the number of Offered Shares that shall be acquired by each of them. Within sixty (60) Calendar Days after the end of the Period to Inform the Offered Shareholders, the Offering Shareholder and the Buying Shareholders shall execute an instrument (“Preemptive Sale Agreement”) to formalize the terms and conditions of acquisition of the Offered Shares, which shall be free and clear of any liens (except for the liens expressly authorized in this Agreement) (“Transfer of the Shares of the Preemptive Right”), reflecting the same conditions contained in the Notice of Response. If the consummation of the Transfer of the Preemptive Shares is not subject to regulatory approvals, it shall occur simultaneously with the execution of the Preference Sale Agreement. Otherwise, the Offering Shareholder and the Buying Shareholders shall, within thirty (30) Calendar Days after signing the Preemptive Sale Agreement, arrange for the regulatory requests applicable to the consummation of the Transfer of the Shares of the Preemptive Right and consummate such Transfer within ten (10) Calendar Days after obtaining the applicable approvals (“Closing of the Preemptive Right”), without prejudice to the provisions of Section 4.6.

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4.5.       Transfer of the Offered Shares to the Certified Purchaser. In the event of waiver of the Preemptive Right, pursuant to Section 4.2(ii), by the Offeree Shareholders, or in the event that the Closing of the Preemptive Right does not occur pursuant to the terms of Section 4. 4 above (except if due to a breach of obligation by the Offering Shareholder), and, in any case, provided that the eventual exercise of the Right of Joint Sale by the Offering Shareholders, as applicable, is observed, the Offering Shareholder shall be free to Transfer the Offered Shares to the Certified Purchaser, provided that under conditions no less favorable (from a financial perspective) than those specified in the Preference Notice, it being understood that the Offering Shareholder and the Certified Purchaser shall enter into an agreement within forty-five (45) Calendar Days from the waiver of the Preemptive Right or from the failure to close the Preemptive Right, as provided above, an instrument (“Certified Purchaser Purchase Agreement”) to formalize the terms and conditions of the acquisition of the Offered Shares, which shall be free and clear of any liens (except for the liens expressly authorized in this Agreement) (“Transfer of the Shares to the Certified Purchaser”). If the consummation of the Transfer of Shares to the Certified Purchaser is not subject to the receipt of regulatory approvals, it shall occur simultaneously with the execution of the Purchase Agreement with the Certified Purchaser. Otherwise, the Offering Shareholder and the Certified Purchaser shall, within thirty (30) Calendar Days after the execution of the Purchase Agreement with the Certified Purchaser, provide the applicable regulatory filings for the consummation of the Transfer of Shares to the Certified Purchaser and consummate such Transfer within ten (10) Calendar Days after obtaining the applicable approvals (“Closing of the Transfer to the Certified Purchaser”), without prejudice to the provisions of Section 4.7. If the Transfer of Shares to the Certified Purchaser does not occur within the above-mentioned period, the process for exercise of the Right of First Refusal set forth in this Chapter IV shall be reinitiated.

4.6.       Closing. Notwithstanding the deadlines set forth in Section 4.4 and in Section 4.5, respectively, for consummation of the Transfer of Shares of the Preemptive Right and for consummation of the Transfer of Shares to the Certified Purchaser, the Parties agree that the consummation of the referred Transfers of Shares shall always occur on the last Business Day of the month. Thus, if the consummation of the aforesaid Transfers is ready to occur - i.e. if they are not subject to the fulfillment or verification of any condition -, (a) before and including the 20th day of a given month, the consummation of the aforesaid Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of a given month, the consummation of the aforesaid Transfer shall occur on the last Business Day of the month subsequent to such month.

4.7.       Invalidity of Certified Purchaser Offer. It shall not be valid, effective and shall not bind the Offeree Shareholders or the Company, the stipulation by the Certified Purchaser of a condition in its offer that seeks to create restrictions on the Offeree Shareholders that are not provided for in this Agreement or in the Company’s Articles of Incorporation. For purposes of clarity, nothing in this clause shall prevent indemnification obligations (as applicable) contained in the Certified Purchaser’s offer from being valid and allocated pro rata to the Offeree Shareholders.

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4.8.       Validity of This Agreement. Subject to the provisions of Sections 3.1.3 to 3.1. 5, in case of Transfer of Shares to Authorized Investors and/or Certified Purchasers or between Shareholders, this Agreement shall remain in force and effective in all its terms and conditions, with the assignment to such Authorized Investor, Certified Purchaser or other Shareholder, as the case may be, of the rights and obligations of the Offering Shareholder provided for in this Agreement, except with respect to the rights exclusively granted to Itaú, Iupar Block and GA (intuitu personae) as provided for in this Agreement, which shall not be transferred or affected by the Transfer of Shares.

4.8.1.       Adherence to Agreement. Except as provided in Section 4.1 above, in any event, on the date of consummation of a Transfer of Shares to any Certified Purchaser, such Certified Purchaser shall, prior to and as a precondition to the Transfer of the Offered Shares, unconditionally undertake to adhere to and respect the provisions of this Agreement and to assume all obligations stipulated herein, as if it were an original signatory Shareholder.

CHAPTER V

TAG ALONG RIGHT OF JOINT SALE IN CASE OF TRANSFER OF COMPANY CONTROL

5.1.       Right of Joint Sale. In case of Transfer of Control of the Company, subject to the rules and exceptions provided for in CHAPTER III above, the Offeree Shareholders who decide not to exercise the Right of First Refusal, under the terms of Clause 4. 2 above, shall be entitled to require that the Offering Shareholder that intends to Transfer Control of the Company include, in the Offered Shares to be Transferred to the Certified Purchaser, all Shares held by such Offering Shareholders, at the same price per Offered Share and on the same terms and conditions applicable to the Offering Shareholder’s Offered Shares, including any price adjustments, deferred payments, indemnification obligations and earn outs, as provided for in the Preemptive Notice (“Joint Sale Right”).

5.1.1.       For clarity purposes, the Joint Sale Right of Itaú and Iupar Block shall be preserved notwithstanding the provisions of Clause 4.1.1. Therefore, even in this case, XP Controle (as Offering Shareholder) shall send to Itaú and Iupar Block the Notice of Preference (even if Itaú and Iupar Block do not have the Right of Preference), pursuant to Clause 4.1, in order to guarantee to Itaú and Iupar Block the possibility of sending its Notice of Joint Sale, pursuant to Clause 5.2.

5.2.       Exercise of the Joint Sale Right. The Offering Shareholders that decide to exercise their Right of Joint Sale (“Selling Shareholders”) shall send, within forty-five (45) Calendar Days as from the receipt of the Preference Notice, a notification, in writing, informing the Offering Shareholder about the exercise of the Right of Joint Sale (“Notice of Joint Sale”), which shall imply the unconditional acceptance of all conditions set forth in the Preference Notice, it being understood that the absence of a response within such period of forty-five (45) Calendar Days shall be construed as a waiver of the Joint Sale Right, and the Offering Shareholder may Transfer the Offered Shares on the terms set forth in the Preference Notice, provided that none of the Offeree Shareholders has exercised the Preference Right.

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5.3.       Offered Shares. If a Notice of Joint Sale has been served by one or more Offeree Shareholders pursuant to this Agreement, the Certified Purchaser shall be obligated to acquire, in addition to the Offeree Shares, all of the Shares held by the Offeree Shareholders concerned.

5.4.       Closing of the Transfer. Subject to Section 5.5 below, within forty-five (45) Calendar Days from the date on which the Notice of Joint Sale is sent, the Offering Shareholder, the Selling Shareholders and the Certified Purchaser shall enter into an instrument (“Joint Sale Transfer Agreement”) to formalize the terms and conditions of the Transfer of Shares in question. If the consummation of such Transfer is not subject to regulatory approvals, the Transfer in reference shall occur simultaneously with the execution of the Transfer Agreement in the Joint Sale. Otherwise, the Offering Shareholder, the Selling Shareholders and the Certified Purchaser shall, within thirty (30) Calendar Days from the execution of the Transfer Agreement in the Joint Sale, arrange for the regulatory requests applicable to the consummation of the Transfer of the Shares that are the subject matter of the Joint Sale and consummate such Transfer within ten (10) Calendar Days from obtaining the applicable approvals (“Closing of the Joint Sale Right”), without prejudice to the provisions of Section 5.5.

5.5.       Notwithstanding the deadlines set forth in Section 5.4 for consummation of the Transfer of Shares in the Joint Sale, the Parties agree that the consummation of such Transfers of Shares shall always occur on the last Business Day of the month. Accordingly, if the consummation of any such Transfer is ready to occur, i.e. if it is not subject to the satisfaction or verification of any condition, then (a) prior to and including the 20th day of any month, the consummation of such Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of such month, the consummation of such Transfer shall occur on the last Business Day of the month following such month.

5.6.       Costs. In the event of exercise of the Joint Sale Right, all costs and expenses effectively incurred in preparing and carrying out the Transfer of Shares, including legal and professional fees, provided they have been previously approved in writing by the Offering Shareholder, shall be borne by the Selling and Offering Shareholders in proportion to their respective stakes in the Transferred Shares. If the Right of Joint Sale is not exercised, the costs and expenses shall be fully borne by the Offering Shareholder.

CHAPTER VI

GENERAL MEETINGS

6.1.       Company’s General Meetings. Ordinary general shareholders’ meetings shall be held in the course of the fiscal year subsequent to the end of the fiscal year in reference, and extraordinary general shareholders’ meetings (“General Meetings”) shall be held whenever and to the extent that the corporate business so requires. The resolutions of a General Meeting, except for special matters provided for by Law or in the Company’s Articles of Incorporation or in this Agreement, shall be approved by Shareholders representing the majority of the Company’s voting capital present at the General Meeting.

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6.1.1.       Voting Rights of Shares. The Company’s capital stock is divided into Class A Shares and Class B Shares. Each Class A Share shall be entitled to one (1) vote and each Class B Share shall be entitled to ten (10) votes in the Company’s resolutions at the General Meetings. The number of votes granted to each Class B Share may be changed, provided that the rights assured to GA, Itaú and Bloco Iupar in this Agreement are preserved and do not violate the applicable Law.

6.2.       GA Vote. Subject to the provisions of this Agreement, GA, or its respective representative on the Board of Directors, shall have the right to veto the matters listed below with respect to the Company and the Company’s Controlled Companies (except as otherwise provided in this Clause), provided that such veto right shall be exercised justifiably and in the best interests of the Company, and upon written notice:

(a)	Conclusion by the Company and/or the Company’s Subsidiaries of association with other companies, merger, spin-off, incorporation, acquisition, partnership, profit sharing agreements, or, further, the disposal by the Company of assets that, in any of the cases, exceed the amount equivalent to 33.33% (thirty-three point thirty-three percent) of the Company’s gross revenue of the last twelve (12) months;

(b)	Annual investments (CAPEX) by the Company or the Company’s Controlled Companies, not foreseen in the Annual Budget and in an amount that, if considered separately or in the aggregate, exceeds by more than 10% (ten percent) the amount equivalent to the Company’s consolidated annual gross revenue;

(c)	Any corporate restructuring involving the Company or the Company’s Controlled Companies that adversely impacts the value of GA’s stake in the Company;

(d)	Granting or assumption of loans and rendering of guarantees, by the Company or the Company’s Controlled Companies, in an amount that, if considered separately or in the aggregate, exceeds the amount equivalent to fifty percent (50%) of the Consolidated Annual EBITDA calculated based on the last audited balance sheet, except loans contracted and guarantees provided in the normal course of business of the Company and/or the Company’s Controlled Companies;

(e)	Distribution of dividends in an amount exceeding fifty percent (50%) of the Company’s net income for a given year, after all legally required adjustments;

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(f)	Capital increase of the Company or of the Company’s Controlled Companies by means of the issue of new shares, whenever the issue price of the shares considers an evaluation (valuation) of the Company lower than R$ 3,150,000. 000.00 (three billion, one hundred and fifty million reais), corrected by the General Price Index - Market (IGP-M), calculated and disclosed by Fundação Getúlio Vargas, as of May 25, 2016, except in case of disposal to employees, managers or collaborators who participate or will participate in the activities and/or business of the Company and/or the Company’s Subsidiaries, as a form of incentive and/or award for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of five percent (5%) of the capital stock of the Company and/or the Company’s Subsidiaries, as the case may be;

(g)	Operations involving, on one side, the Company or the Controlled Companies of the Company, and, on the other side, XP Controle, or any other direct or indirect Controlled Companies of XP Controle (except the Company and its Controlled Companies), their respective direct or indirect Controlling shareholders, or their spouses and first and second degree relatives, any managers of the Company or of the Company’s Controlled Companies, or their spouses and first and second degree relatives, and/or any direct or indirect Controlled Companies of such persons (“Related Parties”), except for transactions in which the Related Parties (a) act as clients of the Company and/or of the Company’s Controlled Companies in transactions carried out in the normal course of the Company’s and/or of the Company’s Controlled Companies’ activities (b) are autonomous investment agents hired by XP CCTVM; (c) are directly or indirectly controlled companies of the Company; and (d) receive shares or securities convertible into shares issued by the Company and/or the Company’s Controlled Companies, in the capacity of employees, managers, or collaborators who participate or will participate in the activities and/or business of the Company and/or the Company’s Controlled Companies, as a form of incentive and/or award for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of 5% (five percent) of the capital stock of the Company and/or the Company’s Controlled Companies, as the case may be, provided that, in any case, the operations are carried out in the normal course of the Company’s and/or the Company’s Controlled Companies’ activities and under commutative conditions, observing market practices;

(h)	Amendment or reform of the Company’s Articles of Incorporation or Bylaws or Articles of Incorporation, as applicable, of the Company’s Subsidiaries that has a material adverse effect on the rights granted to GA under this Agreement;

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(i)	Sale, lease, rental, abandonment or other disposition by the Company and/or the Company’s Subsidiaries of customer portfolio and technology platform that has a material adverse effect on the activities of the Company and/or the Company’s Subsidiaries; and

(j)	sale, assignment, transfer or license of any Intellectual Property rights held by the Company’s Subsidiaries that has a material adverse effect on the activities of the Company and/or the Company’s Subsidiaries; and

(k)	sale, assignment, transfer or license of any Intellectual Property rights held by the Company’s Subsidiaries that has a material adverse effect on the activities of the Company and/or the Company’s Subsidiaries.

6.2.1.       GA may only exercise the veto rights provided in items (a) and (b) until full consummation of the Second Acquisition, as provided for in the Purchase and Sale Agreement. In any case, the veto rights provided for in this Clause 6.2 will cease to be effective, automatically and regardless of any amendment to this Agreement, if GA holds less than 44,095 602 shares issued by the Company, which number shall be duly adjusted to reflect any reverse split and/or split and/or similar operations performed by the Company and which results in a change in the number of Shares of the same class owned by all Shareholders of the Company, being changed in the same manner and proportion, in any case, other than by a Transfer of Shares by such Shareholder. Except for the vetoes provided for in items (a), (d) and (f), which are granted exclusively in favor of GA (intuitu personae), the veto rights and exercise rules provided for herein shall apply mutatis mutandis to Authorized Investors who acquire the Free GA Shares pursuant to Clause 3. 1.4(ii) and/or to Certified Purchasers who acquire GA Shares pursuant to Section 3.1.5.1(ii), provided that none of the respective Shares acquired are subsequently transferred by them.

6.3.       The vote of the members of the Company’s Board of Directors shall always be exercised in the best interests of the Company. The eventual exercise of GA’s veto rights, as provided for in this Agreement, shall always be accompanied by reasonable justification, in writing, and containing the reasons for the veto of the deliberated matter. Observed the rules for installation of the Meeting or meeting of the Board of Directors, the absence or abstentions of vote of GA, whether in General Meetings or meetings of the Board of Directors, shall not prevent the approval of the matters listed in Clause 6.2 above, as from the second call to the meeting or meeting in question, as the case may be.

6.4.       Corporate Documents. Exhibit 6.4 contains the true and complete content of the Company’s Articles of Incorporation, the Bylaws or Articles of Incorporation of the Company’s Subsidiaries shall be amended, as applicable, in order to conform their provisions to the provisions of this Agreement. Such alterations shall be submitted to BACEN’s approval when applicable.

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6.5.       Cooperation. The Company will make its best efforts to cooperate, in good faith, and provide documents and information, as reasonably requested by Itaú, in connection with any operation carried out by the Company, directly or indirectly by its subsidiaries, which results in a new, or increase of, ownership interest by the Company in any other company in Brazil or abroad, so that Itaú may comply, if necessary, with CMN Resolution No. 2723/2000.

CHAPTER VII

MANAGEMENT

Section I - General Provisions

7.1.       Management of the Company. The Company shall be managed by a Board of Directors and by an Executive Board, with the powers granted by applicable Law and pursuant to the Company’s Articles of Incorporation.

7.2.       Investiture. The members of the Board of Directors and the Executive Officers of the Company shall take office pursuant to the Company’s Bylaws and to applicable Law and shall be subject to the requirements, impediments, duties, obligations and responsibilities set forth in applicable Law, and shall remain in office until their successors are elected and take office.

7.3.       Management of the Company’s Controlled Companies. The management of the Company’s Controlled Companies will reflect, whenever applicable, the terms of this Agreement regarding the composition of the management bodies, the form of indicating the managers and their respective competencies and attributions. The Company’s Controlled Companies undertake from now on to take all the necessary measures to make the administration of the Company’s Controlled Companies be adapted and reflect all the terms of this Agreement.

Section II - Board of Directors

7.4.       Composition of the Company’s Board of Directors. With due regard for Clause 7.4.4, the Company’s Board of Directors shall be composed of up to twelve (12) members (or a greater number if necessary to comply with the provisions of the items below), elected and removable at any time by the General Meeting, in accordance with the following terms:

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(a)	GA shall have the right to appoint (and replace, at any time, at its sole discretion) 1 (one) member and his/her respective alternate. If GA’s shareholding in the Company’s total capital stock is reduced to below 5%, GA shall no longer have the right to appoint any member to the Board of Directors. Additionally, in the occurrence of any event described in Section 8.4.5, and while such event lasts, the right of GA to appoint 1 (one) member to the Company’s Board of Directors shall be suspended and XP Controle shall have the right to appoint 1 (one) additional member.

(b)	Iupar Block, together, shall have the right to appoint (and replace, at any time, at its sole discretion), 2 (two) members and their respective alternates, one of them being a member of the Audit Committee. If the shareholding in Iupar Block (or its successors or assigns under this Agreement) in the Company’s total share capital, taken together, is reduced to less than 5%, Iupar Block (or its successors or assigns under this Agreement) shall no longer have the right to appoint any member to the Board of Directors. If the shares are no longer held by Iupar and are held by its members, directly or indirectly, the right of indication shall become the right of Itaúsa (or its successors or assigns, pursuant to this Agreement). If the shareholding in Itaúsa (or its affiliates, except Itaú and its subsidiaries), plus the shareholding in E. Johnston (or its affiliates, except Itaú and its subsidiaries) in the total share capital of the Company, together, is reduced to less than 5%, Itaúsa (or its successors or assigns, under this Agreement) shall have no more rights to appoint the Board of Directors.

(c)	As required by Law, the Board of Directors of the Company shall also have 3 (three) Independent Directors, who will necessarily be members of the Audit Committee and will be appointed in the form referred to in clause 7.15.

(d)	XP Controle shall have the right to appoint (and replace, at any time, at its sole discretion) the other members and their respective alternates, and it is certain that, while XP Controle is the holder of the Company’s Control, XP Controle shall have the right to appoint the majority of the members, without prejudice to the provisions of the above items.

7.4.1.       Shareholders shall vote at the General Meetings of the Company to elect to the Board of Directors the persons appointed by XP Controle, Iupar Block and GA, in the terms set out above. If any Shareholder wishes to exercise his rights to appoint or replace a member of the Board of Directors in the form above, such Shareholder shall request the convocation of a General Meeting of the Company, in which case the Company and Shareholders shall have such an assembly convened within 10 (ten) calendar days of such request. In the event that the indication of an Independent Director is required by Law and XP Controle holds at least the control shares of the XPC, the composition of the Board of Directors will be adjusted to the extent necessary to ensure that (I) XP Controle always maintains the right to elect the majority of the members of the Board of Directors; and (ii) the extent provided in clauses 7.4(a) and 7.4(b) is observed, and it is certain that Independent Director should not be considered in such composition.

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7.4.2.       If a transfer of shares is implemented by GA that results (I) in the transfer of 100% (one hundred per cent) of the authorized GA shares to authorized investors (with full discharge of the respective price), pursuant to clause 3.1.4(ii), and/or (ii) in the transfer of 100% (one hundred per cent) of the GA shares to authorized investors and/or certified buyers (with full discharge of the respective price), in the terms of clause 3.1.5.1(ii), Such authorized investors and/or certified buyers, as the case may be, shall gain the right to appoint and replace, 1 (one) member of the Board of Directors, noting that the Board of Directors shall have its membership increased in order to maintain the same representation of Shareholders as provided for in this clause 7.4 and to ensure that XP Controle, while holding the Company’s Control, shall retain the right to appoint the majority of the Board of Directors members. If the same authorized Investor(s) or Certified Buyer(s) earn the right to appoint and replace, in a separate vote, 2 (two) members of the Board of Directors by virtue of having purchased 100% (one hundred per cent) of the GA Free shares pursuant to clause 3.1.4(ii), and/or 100% (one hundred per cent) of GA’s shares of ownership, pursuant to clause 3.1.5.1(ii), the Board of Directors shall have its membership increased so that the Iupar Block retains the right to elect and replace at any time, together 2 members under clause 7.4(b) (one of them being a member of the Audit Committee), and XP Controle maintains the right to appoint the majority of the Board of the Company’s Control Board of the Board of the Control. In other cases, including in the case of sale of GA shares, XP Controle will retain, as long as XP Controle holds the Company’s Control, the right to appoint and replace at any time, in a separate vote, 7 (seven) members and Iupar Block the right to appoint and replace, as long as it holds representative shares of at least 5% of the Company’s total share capital, 2 (two) members, as well as their respective alternates, if any, in accordance with clause 7.4(b), there may be, at the discretion of each of the above-mentioned Shareholders, the election of independent members.

7.4.3.       In the event that new shareholders are admitted to the Company and such shareholders have a legal prerogative to appoint members of the Company’s Board of Directors and intend to exercise such right in General Meeting, Shareholders are already obligated to exercise their voting rights to approve the increase in the number of members of the Company’s Board of Directors, if necessary, in order to ensure representativeness to such third parties and to maintain, as far as possible, the same proportion of the Company’s Shareholders’ representation as the Company’s Control clause 4, as is provided for the Company’s Control, while the Company’s Control is provided for the Company. XP Controle shall be granted the right to appoint the majority of members of the Board of Directors and Iupar Block as provided for in clause 7.4(b).

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7.5.       Replacement in the event of resignation, permanent impediment or dismissal. In the event of permanent impediment, resignation or dismissal of any member of the Board of Directors appointed by any of the Shareholders during the term of office for which he was elected, the Shareholder who has appointed the member of the Board of Directors shall appoint his deputy, and the other Shareholders agree to take all necessary steps to implement the election in reference.

7.6.       Replacement in case of temporary absence or impediment. In the event of temporary impediment or absence, the member of the Board of Directors temporarily prevented or absent may appoint another member of the Board of Directors or alternate member, so that the latter may vote on his behalf at the meetings of the Board of Directors.

7.7.        Mandate. The term of office of the members of the Board of Directors shall be unified for two (2) years, and re-election shall be permitted.

7.8.       Meetings of the Board of Directors. The Board of Directors of the Company and/or its subsidiaries, as applicable, will meet every 3 (three) months, in accordance with the annual schedule to be approved by the Board of Directors at the first meeting of each year, regardless of any call, or, extraordinarily, whenever necessary. Extraordinary meetings of the Board of Directors shall be convened by its chairman, his deputy or any members of the Board of Directors, at least eight (8) calendar days in advance and with the presentation of the agenda of the matters to be dealt with and presentation of the relevant documents. In the first convocation, the meetings of the Board of Directors shall be installed with the presence of a majority of its members, provided that 1 (one) member appointed by GA and 1 (one) member appointed by Iupar Block are present, in accordance with clause 7.4(b). If this quorum is not reached, the meeting shall be convened again in advance of five (5) calendar days, with a written communication to the members of the Board of Directors, and in a second call, the meeting may be held with the presence of any number of members of the Board of Directors.

The decisions of the Board of Directors, subject to the vetoes provided for in clauses 6.2 above, shall be taken by a majority of the votes of the members present. Meetings shall be admitted by means of teleconference, videoconference or other means of communication, and such participation shall be considered as a personal presence at that meeting. Members of the Board of Directors who participate remotely in the Board of Directors meeting shall express their votes by letter, facsimile or e-mail that uniquely identifies the sender.

7.9.       Competence of the Board of Directors. Without prejudice to other matters of competence of the Company’s Board of Directors provided for in the applicable Law and the Company’s bylaws, it shall be the responsibility of the Board of Directors:

(i)	Approve the Business Plan for the Company, which should cover all its business and the business of the Company’s subsidiaries;

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(ii)	Approve the Annual Budget for the Company, which should cover the Company’s subsidiaries;

(iii)	Approve operations related to the realization, by the Company and/or by the Company’s subsidiaries, of association with other companies, merger, spin-off, acquisition, partnership, profit-sharing agreements, or, in addition, the acquisition or disposal of any assets that resemble those transactions.

7.9.1.       Each Party undertakes to ensure that the members of the Board of Directors appointed by it consider in good faith all reasonable written recommendations issued by the Audit Committee. The Board of Directors shall, after consulting the Company’s external auditor, reasonably and in writing justify the reasons for not following any written recommendation of the Audit Committee.

7.10.       Business Plan. The Company’s business plan will be elaborated by the Board of Directors and submitted to the approval of the Company’s Board of Directors, and will contain, in general, the guidelines of strategies and direction for the conduct of the Company’s business and the Company’s subsidiaries, comprising the period of 5 (five) future years and including the definition of CAPEX (“Business Plan”).

7.11.       Annual Budget. The annual budget of the Company shall be drawn up by the Board of Directors and shall be submitted to the approval of the Board of Directors of the Company, and shall contain, with monthly details: (i) a detailed plan of operations of the Company and its subsidiaries; (ii) comments of the Board of Directors and the Officers; and (iii) the balance sheet, income statements and cash flow designed individually and consolidated, containing for each item of revenue, expense or CAPEX, value, nature and maturity details (“Annual Budget”).

7.11.1.       The members of the Board of Directors will be invited to participate in the discussions related to the preparation of the Annual Budget by the Board of Officers prior to its submission for approval by the Board of Directors of the Company.

Section III – Board of Officers

7.12.      Structure of the Board of Officers. The Company’s Board of Officers will be formed of 3 (three) to 10 (ten) members, 1 (one) CEO, 1 (one) Chief Financial Officer and the other Officers without specific designation, elected and dismissing at any time by the members of the Board of Directors.

7.13.       Mandate. The mandate of the Company’s Directors will be 2 (two) years, and re-election is permitted.

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Section IV – Committees

7.14.       Committees. The Company will count among others that the Board of Directors determines, with the following committees: (i) Audit Committee; and (ii) People and Compensation Committee. Except as provided for in clause 7.16, the present committees have, and the future committees, if created, will have, advisory function only (and not decision-making or executive), and must present to the Board of Officers or Board of Directors, as appropriate, the result of their work, suggestions and recommendations in relation to the topics evaluated.

7.14.1.       GA will have the prerogative to appoint one of the members to participate in each committee that will be created pursuant to this clause 7.14, observed clause 7.15.1, provided that it appoints experienced professionals with recognized reputation.

7.15.       Audit Committee. The Company’s Audit Committee shall be governed by the Company’s bylaws and its Internal rules of procedure, and shall, among other responsibilities, supervise the Company’s internal auditing policies and practices and advise the Board of Directors of the adoption and/or changes in its financial and accounting principles, practices or methods. The Company Audit Committee has an advisory role to the Board of Directors and its recommendations are not binding except as required by the Brazilian Stock Exchange and SEC rules.

7.15.1.       The Audit Committee of the Company will be composed of three (3) members who, while required by Law, will also be Independent Directors and will be appointed by the Shareholders in the form below:

(i)	while Iupar Block (including successors or assignees of Iupar and/or Itaúsa by way of allowable transfers Iupar Block, pursuant to this Agreement) jointly holds at least 5% (five percent) of the Company’s total share capital, Iupar Block (including successors or assignees of Iupar and/or Itaúsa by virtue of allowable transfers Iupar Block under this Agreement) shall have the right to appoint together 1 (one) member of the Company Audit Committee (being such member of the Audit Committee and Board of Directors considered as a member appointed by Iupar Block for the purposes of clause 7.4(b), while required by Law. If the shares are no longer held by Iupar and are held by its members, directly or indirectly, the right of indication shall become the right of Itaúsa (or its successors or assigns, pursuant to this Agreement). If Itaúsa (or its affiliates, except Itaú and its subsidiaries) total shares, added to the equity stake of E. Johnston (or its affiliates, except Itaú and its subsidiaries) in the total share capital of the Company, as a whole, is reduced to less than 5%, Itaúsa (or its successors or assigns, under this Agreement) will no longer have the right to appoint any member to the Audit Committee.

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(ii)	XP Controle shall have the right to appoint 2 (two) members of the Company’s Audit Committee, including its Chairman, who shall also be a member of the Board of Directors as Independent Director, while required by Law (in addition to the other members already appointed by XP Controle in the form of clause 7.4(d)).

(iii)	GA shall have the right to appoint 1 (one) observer to the Company Audit Committee, who may participate in the Audit Committee meetings, without voting rights.

7.15.2.       In the event that the structure of the Audit Committee is increased to more than three (3) members, XP Controle shall have the right to appoint new members, in any case, provided that they comply with the requirements set out in the Brazilian Stock Exchange and SEC Rules. In this case, as required by Law, the number of members of the Board of Directors shall be adjusted in accordance with the provisions of clause 7.4.1.

7.16.       Committee on persons and compensation. The Committee on persons and compensation shall be governed by the Company’s bylaws and its internal rules, and shall, among other responsibilities, discuss (I) compensation plans, (ii) promotions, (iii) career development plans, (iv) policies of attraction and retention, and (v) the performance of the CEO. The Committee on persons and compensation shall have an advisory role to the Board of Directors and its recommendations to the Board of Directors shall not be binding except for the administration and implementation of the Company’s long-term incentive plan, in which the Committee on persons and remuneration shall have a decision-making and executive role, and shall be responsible for appointing the participants of such a plan, determining the types of incentives to be offered and their conditions, and the allocation of such incentives to the applicable measures, as are appropriate for the implementation.

CHAPTER VIII

ADDITIONAL OBLIGATIONS OF THE PARTIES

8.1.       Audit. The financial statements of the Company and of the Company’s subsidiaries shall always be drawn up in accordance with the terms of the applicable Law and in accordance with the IFRS – International Financial Reporting standards, and shall be audited by an audit firm selected under this Agreement.

8.2.       Access to information. The Company shall provide GA and Iupar Block with the Company information listed in Exhibit 8.2 at the intervals described therein. The rights provided for in this clause are conferred exclusively on GA and members of Iupar Block (intuitu personae).

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8.2.1.       It is already agreed between the Parties that GA, Itaú and Iupar Block may, regardless of notification or consent of other Shareholders, disclose any of the information referred to in clause 8.2 and Exhibit 8.2, as well as any other information to which they have access pursuant to the provisions of this Agreement, or any other applicable regulation or law (“Information”) solely for (I) any of its affiliates; And/or (ii) any of its respective employees, representatives, lenders, direct or indirect investors and/or potential investors, provided that, cumulatively, (a) GA, Itaú and Iupar Block are responsible for the confidentiality of the information transmitted and for the losses that disclosure of such information by such persons may cause to the Company and/or to the Company’s subsidiaries; (b) the disclosure of the information by GA or Itaú or Iupar Block to the persons listed herein is intended to prepare financial statements, provide accounts and/or analyze the investment made in the Company and/or in the Company’s subsidiaries, or comply with applicable laws or regulations; and (c) the information disclosed by GA or Itaú or Iupar Block does not cover information which, in the reasonable and joint evaluation of the manager and administrator of GA or Itaú or Iupar Block, as applicable, and considering the interest of the Company and its subsidiaries, is strategic and may harm the Company or its subsidiaries if disclosed to lenders, direct or indirect investors and/or potential investors of the Company/or its subsidiaries.

8.2.2.       In the event that the Company does not comply with the obligations set out in clause 8.2 above, GA and Iupar Block are already authorized to request that an audit firm prepare and deliver such information and documents at its expense, to the extent that the audit firm can do so, in which case the Company’s directors and the Company’s subsidiaries should assist the audit firm in obtaining the necessary information.

8.3.       Confidentiality. The Parties undertake reciprocally to, as long as they are Company Shareholders and for a period of five (5) years from the date on which they cease to be Shareholders: (i) not to allow access to the confidential information of the other Parties by third parties other than their directors, employees, representatives, agents or consultants, and to such information only to the extent necessary to enable the object of this Agreement to be fulfilled; (ii) not to use any of the confidential information received by the other Parties; The limitations set forth in this Agreement for the disclosure of confidential information are not applicable to confidential information which: (a) were, at this date, public domain; (b) were known by the receiving Party at the time of its disclosure and were not obtained, directly or indirectly, from the supplying Party or from third parties which, in the best knowledge of the receiving Party, were subject to a duty of confidentiality; (c) have become known to the public in general, after this date, as a result of action or omission by the informing party or any of its representatives; (d) become public knowledge after disclosure to the receiving party, without any participation in such disclosure; or (e) are disclosed as a result of compliance with the Law, provided that (1) the receiving Party promptly sends written communication to the informing Party about the Law, and undertakes to abide by the terms of any judicial protection that may be obtained by the informing Party, and (2) disclosure is restricted to the minimum of information, as strictly necessary to meet the order or requirement.

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8.4.       Non-compete. Except as provided by the Company or its subsidiaries, GA and its affiliates (“restricted persons of GA”) are obliged not to participate, in any of the forms provided for in clause 8.4.1 below, in exchange brokerage (I) and securities and securities; (ii) the distribution of securities and securities; or (iii) the management of client resources (“restricted activities of GA”) in any locality of the Federative Republic of Brazil (“territory”). Except as provided by the Company or its subsidiaries, XP Controle and its respective affiliates and key employees (“restricted persons of XP Controle” and, in conjunction with restricted persons of GA, “restricted persons”), are obliged not to engage, in any form provided for in clause 8.4.1 below, in activities of (I) insurance brokerage and exchange and securities; (ii) securities distribution; (iii) management of client resources, or (iv) commercial and investment bank currently exercised by the Company or its subsidiaries and any other commercial bank and investment activities that may be carried out by the Company or its subsidiaries during the term of this Agreement (“restricted activities of XP Controle” and, in conjunction with the restricted activities of GA, the “restricted activities”) in the Territory.

8.4.1.       For the purposes of clause 8.4, and with its exceptions, the restricted persons may not (a) participate, directly or indirectly, as partners, shareholders, member, investors, in; (b) lending or managing; (c) act as employees of, consultants or service providers to, or (d) associate with any persons who develop or engage in restricted activities.

8.4.2.       The obligations provided for in this clause 8.4 shall remain in force in respect of each of the restricted persons for as long as they remain as shareholders, direct or indirect, of the Company and for a period of five (5) years from the date on which the respective restricted person ceases to be a shareholder, directly or indirectly, of the Company and/or its subsidiaries, except in relation to GA, being certainty that the obligations provided for in this clause 8.4 applicable to it will remain in force for as long as it remains a direct or indirect shareholder of the Company and for a period of two (2) years from the date on which the GA ceases to be a shareholder, directly or indirectly, of the Company and/or its subsidiaries.

8.4.3.       The non-compete obligations provided for in this clause 8.4 and sub-items do not apply (i) to the GA affiliates whose main activities are not developed in the Brazilian territory, which may operate in Brazil, directly or through a controlled company, provided that the members of the Company’s management and/or the Company’s subsidiaries appointed by them do not exercise management position in the affiliates referred to in this clause 8.4.3 or in their subsidiaries operating in Brazil; And (ii) to persons who are affiliates or the portfolio of funds from which General Atlantic LP (or one of its affiliates) is general partner. In addition, GA and its respective affiliates will be allowed to participate directly or indirectly in a person who develops, directly or indirectly, activities that are competing with the business, provided that such activities are not the main activity of its statutory purpose (i.e. that they are performed in a non-preponderant or ancillary manner), and in this hypothesis, such participation will not be considered as a breach of obligation assumed in clause 8.4 and 8.4.1 above.

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8.4.4.       In connection to GA and its affiliates, the performance of any of the restricted activities, pursuant to clause 8.4.1, shall be considered a violation of its non-compete obligation only if, immediately after such restricted activity has been carried out, GA and/or its affiliates, as applicable, and as long as the non-compliance continues, (i) do not waive their political rights in the Company and its subsidiaries, and (ii) do not consummate the resignation or dismissal of the member of the Board of Directors of the Company appointed by them.

8.4.5.       In the event of non-compliance with the obligations provided for in this clause 8.4, the defaulting party shall have 30 (thirty) calendar days, counted from the notification sent by the innocent party, to remedy the default stated in the notification, on the grounds that (i) the restricted person in question (except GA) indemnify the innocent party for the loss and damage caused; and (ii) GA to have its political rights suspended. In the event of suspension of the political rights of GA pursuant to clause 8.4.4, XP Controle shall have the right to temporarily appoint 1 (one) additional member to the Board of Directors of the Company. As soon as the default is resolved, GA shall notify XP Controle and/or the Company, in order to restore its right to appoint 1 (one) member of the Company’s Board of Directors, in accordance with this Agreement. The prerogatives described in this clause 8.4.5 shall be exercised in a reasonable manner by the Parties.

8.4.6.       The Parties agree that the restrictions contained in this clause 8.4 are reasonable and necessary for the protection of the Company’s business and its subsidiaries.

8.5.       Non-solicitation. GA, XP Controle and each of the Controladores XPC, as well as their respective affiliates, undertake not to contract, persuade or attempt to persuade in any form any of the key employees to leave their employment or position or to terminate their link with XP Control, the Company and/or the Company’s subsidiaries, within the following deadlines: (i) with respect to XP Controle and Controladores XPC, while each of these remains as a direct or indirect shareholder of the Company and/or of the Company’s subsidiaries and for five (5) years counted from the date on which, respectively, they cease to be a shareholder, directly or indirectly, of the Company and/or of the Company’s subsidiaries; and (ii) in relation to GA, while remaining as a direct or indirect shareholder of the Company and/or of the Company’s subsidiaries and for 2 (two) years counted from the date on which, respectively, it ceases to be a shareholder, directly or indirectly, of the Company and/or of the Company’s subsidiaries. The extent provided for in clause 8.5(I) shall not be construed as a limitation of the Company to freely remove, dismiss, discharge, or no reelect any Key Employee.

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CHAPTER IX

REPRESENTATIONS AND WARRANTIES

9.1.       Representations and Warranties of the Parties. Each Party, individually and without solidarity with one another, represents and warrants to the other Parties that:

(i)	Has full capacity to sign this Agreement or to contract, assume, fulfill and perform the duties and obligations laid down therein;

(ii)	The assumption and execution of the obligations contained in this Agreement shall not result in any breach, default or falsehood of any nature and to any degree, in agreement, contract, declaration or any other instrument concluded or provided by the Parties or to which the Parties are bound or subject; and

(iii)	This Agreement has been freely and lawfully agreed upon and concluded by the Parties and constitutes a valid, effective, and binding obligation assumed by the Parties, which is required in accordance with the terms and extent defined in this Agreement.

CHAPTER X

TERMINATION AND DURATION

10.1.       Termination and Duration. This Agreement shall remain valid and in force until October 30, 2026 (“term of duration”) and shall cease to apply and shall automatically terminate with respect to a Party, when that Party ceases to hold Company shares (except for obligations that remain in force after the termination of this Agreement, in compliance with clauses 2.1.2, 2.1.3 and 3.2.4).

CHAPTER XI

GOVERNING LAW AND DISPUTE RESOLUTION

11.1.       Governing Law. This Agreement will be governed by and construed in accordance with Brazilian Law.

11.2.        Arbitration. Any and all disputes arising out of and/or in connection with this Agreement and the Company’s Social Contract in relation to the rights and obligations of Shareholders, including its existence, validity, effectiveness, interpretation, performance, termination and/or repeal (“disputes”), involving any of the Parties and/or the consenting intervening party, including any successors, shall be settled by arbitration conducted by the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“CAM-CCBC”), in accordance with its arbitration regulation in force on the date of the request for arbitration (“Regulation”), except for amendments herein and to law 9,307/96.

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11.2.1.       The arbitration panel shall be composed of three (3) arbitrators, of whom one (1) shall be appointed by the claimant(s) and one (1) by the respondent party(s) in accordance with the Regulation. If there is more than one claimant and/or more than one respondent, the claimants and/or respondents shall together appoint their respective arbitrator. The third arbitrator, who shall act as President of the arbitration panel, shall be chosen jointly by the 2 (two) arbitrators appointed by the parties to the arbitration. If the parties to the arbitration do not appoint their respective arbitrators, or if the arbitrators appointed by the parties to the arbitration do not appoint the third arbitrator pursuant to the Regulation, the missing appointments shall be made by the President of the CAM-CCBC in the form of the Regulation. Any dispute concerning the appointment of arbitrators by the parties to the arbitration and the choice of the third arbitrator shall be settled by the CAM-CCBC. The Parties and the Consenting Intervening Parties shall depart from the application of the Regulation limiting the choice of the President of arbitration chamber to the list of arbitrators from CAM-CCBC.

11.2.2.       In the case of arbitration proceedings involving 3 (three) or more parties in which they cannot be gathered in blocks of claimants and respondents, all the parties to the arbitration together shall appoint two (two) arbitrators within 15 (fifteen) calendar days from the date of receipt of the notification of the CAM-CCBC Secretariat. The third arbitrator, who shall act as chairman of the arbitration panel, shall be chosen by the arbitrators appointed by the parties to the arbitration within 15 (fifteen) calendar days from the acceptance of the charge by the last arbitrator or, if this is not possible for any reason, by the President of the CAM-CCBC in accordance with the Regulation. If the parties to the arbitration do not jointly appoint the 2 (two) arbitrators, all members of the arbitration panel shall be appointed by the President of the CAM-CCBC in accordance with the Regulation, which shall designate one of them to act as President of the arbitration panel.

11.2.3.       The arbitration shall take place in the city of Sao Paulo, state of Sao Paulo, Brazil, where the award will be made. The language of arbitration shall be Portuguese.

11.2.4.       Law No 9,307/96 shall be the law applicable to arbitration. The arbitration panel shall judge the merits of the dispute in accordance with applicable Brazilian law, which shall not be judged by equity principles.

11.2.5.       The arbitration panel may grant the urgent, temporary, and definitive injunction as it deems appropriate, including those directed to the specific fulfillment of the obligations provided for in this Agreement. Any order, decision, determination, or award given by the arbitration panel shall be final and binding on the Parties, their successors and/or the agreed actors, who expressly waive any appeal. The arbitral award may be executed before any judicial authority having jurisdiction over the Parties and/or the consenting intervening party and/or their assets.

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11.2.6.       The Parties and/or the Consenting Intervening Parties appoint the main judicial district of the city of Sao Paulo, state of Sao Paulo, Brazil, except for any other, however privileged, for the sole purpose of obtaining urgent measures for the protection or safeguarding of rights prior to the establishment of the arbitration panel, without this being considered as a waiver of arbitration. Any relief granted by the Judiciary should be promptly notified by the party requesting such a measure to CAM-CCBC. The arbitration panel, once constituted, may review, maintain, or revoke the reliefs granted by the Judiciary.

11.2.7.       The Parties and/or the Consenting Intervening Parties undertake not to disclose (and not to permit disclosure of) any confidential information except as provided for in clause 8.3. Any dispute relating to the obligation of confidentiality under this Agreement shall be settled by the arbitration panel in a final and binding manner.

11.2.8.       Prior to the signing of the arbitration term, the CAM-CCBC shall be competent to decide, at the request of the Parties, on the consolidation of arbitration proceedings under this Agreement or any other related instrument under the Regulation. Upon the signing of the arbitration term, this competence for consolidation of arbitration proceedings shall be the first arbitration panel constituted, and its decision shall be binding on all Parties and/or the Consenting Intervening Parties. In any case, consolidation may occur only if (a) the arbitration clauses are compatible with each other; (b) the arbitration procedures to be consolidated (b.1) have the same object or cause to request; or (b.2) there is an identity of parties and cause to request between the procedures and the object of one of them, since it is broader, covers that of the others; (c) consolidation in such circumstances does not result in unjustified delays in resolving disputes. The decision by the CAM-CCBC or the arbitration panel, as the case may be, to consolidate the proceedings shall be final and binding, and the Parties and/or the Consenting Intervening Parties expressly waive any right to appeal against such a decision. The Parties and/or the Consenting Intervening Parties agree that, upon the determination of consolidation of the procedures, if necessary, they shall promptly terminate any arbitration instituted whose object has been consolidated in another arbitration proceeding under this clause.

11.2.9.       The costs of the arbitral proceedings, including, but not limited to, the administrative costs of the CAM-CCBC, and the fees of the arbitrators and experts, where applicable, shall be borne by each Party in the form of the Regulation or in accordance with the specific determination issued by the arbitral tribunal. When the award is delivered, the arbitral tribunal shall determine the reimbursement of these costs to the prevailing party(s) in proportion to the succumbing of the party(s) due, as well as the attorneys’ fees of succumbing.

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11.2.10.       The Consenting Intervening Parties shall expressly be bound by this arbitration clause for all purposes of law.

CHAPTER XII

GENERAL PROVISIONS

12.1.       Filing and Registration. The Company and Shareholders are obliged to close this Agreement at the Company’s headquarters on this date (and are obliged to make it happen in the Company’s subsidiaries, respecting the respective corporate types), in the form and for the purposes of the provisions of Article 118 of Law no. 6,404/76.

12.2.       Inconsistency clauses. In the event of conflict or divergence between the clauses of this Agreement and the Company’s bylaws, or the Company’s corporate documents, the provisions of this Agreement shall prevail (and, in order to ensure this, the parties undertake to take all available measures, including the right to vote to add any conflicting provision in the Company’s bylaws). This Agreement shall automatically replace and prevail over any other agreements binding the shares and shares of the Company and its subsidiaries, as applicable.

12.3.       Entire Agreement. This Agreement constitutes the final and entire agreement between the Parties and fully supersedes any other prior agreements that bind the Shares. Any other agreement that binds, directly or indirectly, the Shares of the Company and/or its Controlled Companies may only be executed by any of the Parties if the rights of the other Parties assured in this Agreement are maintained and preserved. In case of conflict between this Agreement and other agreements, this Agreement shall always prevail, and the Party that has entered into another agreement shall take all necessary measures to ensure that this Agreement is observed and prevails over the others.

12.4.       Irrevocability and Irretractability. This Agreement is irrevocable and irreversible. The Parties undertake to fully comply with and enforce everything agreed between them in this Agreement, by which they acknowledge and affirm to be null and void, between them or any third party, any attitude and/or measure taken in disagreement with what is agreed herein and/or that represents violation of the obligations assumed by the Parties in this Agreement.

12.5.       Assignment. This Agreement binds and benefits the Parties, their heirs and successors and assignees. Except if otherwise provided for in this Agreement, the assignment of obligations and rights of this Agreement by any of the Parties requires prior written consent of the other Parties, except in relation to Itaú, which may assign its rights and obligations to any of its Affiliates, and shall remain jointly liable for the fulfillment of all obligations under this Agreement.

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12.6.       Independence. If at any time any provision of this Agreement is held illegal, void or unenforceable by any court of competent jurisdiction, such provision shall have no force or effect, and the illegality or enforceability of such provision shall have no effect on and shall not impair the enforceability of any other provision of this Agreement, being that the Parties shall maintain negotiations in good faith, aiming to replace the invalid or unenforceable provision by another that, within possibility and reasonableness, achieves the same purposes and effects intended by the Parties to this Agreement, always seeking alternatives and negotiating instruments that preserve the economic and financial balance of the obligations provided for in this Agreement.

12.7.       Amendments. Any and all modifications, amendments or additions to this Agreement shall only be valid if made by written instrument, signed by all Parties.

12.8.       Waiver. The eventual tolerance or abstention of any of the Parties to the exercise of rights and privileges provided for in this Agreement shall not mean waiver or novation thereof, which may be invoked or exercised at any time, subject to the applicable law in force. Any waiver may only be challenged when granted in writing.

12.9.       Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses incurred in the preparation, negotiation, execution and implementation of this Agreement and other documents provided for herein, including all fees and expenses of agents, consultants, advisors, brokers, representatives, attorneys and accountants.

12.10.       Taxes. Except as otherwise provided in this Agreement, each Party shall be responsible for paying any Taxes of which it is, by Law, a taxpayer in connection with the transactions contemplated by this Agreement.

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12.11.       Notices. All notices or communications required to be given by either Party to the other shall be given by hand-delivered letter, registered mail or courier service or email with return receipt, to:

If to XP Controle:

XP Controle Participações S.A.

Av. Presidente Juscelino Kubitscheck n. 1909, 30th floor

Vila Olímpia, CEP 04543-907

São Paulo - SP

Phone: (11) 3027-2212

Email: fabricio.almeida@xpi.com.br

Attn: Mr. Fabricio Cunha de Almeida

With copy (which shall not constitute notification) to:

BMA Advogados

Largo do Ibam 1, 5th floor, Humaitá, Rio de Janeiro, CEP

Email: abc@bmalaw.com.br / cgc@bmalaw.com.br

Actor: Amir Bocayuva Cunha / Camila Goldberg Cavalcanti

If to GA:

Brigadeiro Faria Lima, 3477 - Torre A - 7° andar cj. 73, CEP 04530-001

São Paulo - SP

Telephone: (11) 32966100

Fax: (11) 32966144

Email: mescobari@generalatlantic.com / rcatunda@generalatlantic.com

Attn: Mr. Martin Escobari / Mr. Rodrigo Catunda

49

FREE TRANSLATION

With courtesy copy to (which shall not constitute notice):

General Atlantic Service Company, LP.

Park Avenue Plaza, 55 East 52nd Street, 33rd floor

New York, New York

10055, USA

Phone: +1-212-715-4044

Fax: +1-917-206-1944

Email: DRosenstein@generalatlantic.com

Attn: Mr. David Rosenstein

If for Itaú and/or Itaú Unibanco:

Alfredo Egydio de Souza Aranha Square, nº 100

Conceição Tower, 12th floor, Jabaquara Park

São Paulo, SP, Zip Code: 04344 902

Email: fernando.chagas@itau-unibanco.com.br

Attn: Fernando Della Torre Chagas

With copy (which shall not constitute notification) to:

Alfredo Egydio de Souza Aranha Square, nº 100

Conceição Tower, 1st floor, Jabaquara Park

São Paulo, SP, Zip Code 04344 902

Email: alvaro.rodrigues@itau-unibanco.com.br

Attn: Álvaro F. Rizzi Rodrigues

50

FREE TRANSLATION

If to Itaúsa and/or Iupar Block:

Legal, Compliance and Corporate Risk Department

Paulista Avenue, 1938, 18th floor

Bela Vista, São Paulo, SP, CEP 01310-200

Email: fernanda.caramuru@itausa.com.br

Attn: Maria Fernanda Ribas Caramuru

With copy (which shall not constitute notification) to:

Lobo de Rizzo Lawyers

Avenida Brigadeiro Faria Lima, 3,900, 12th floor

Itaim, São Paulo, SP, Zip Code 04538-132

Email: otavio.valerio@ldr.com.br

Attn: Otávio L.S. Valério

If to E. Johnston and/or Iupar Block:

Board of Directors

Brigadeiro Faria Lima, 4.440 - 16th floor

04538-132 - São Paulo/SP

Attn: Marcia Maria Freitas de Aguiar

Email: marcia.freitas@bwsa.com.br

With copy (which shall not constitute notification) to:

Highway Washington Luiz (SP 310) km 307,

Matão - SP

Attn: Roberto Carlos de Nobile

Email: roberto.nobile@bwsa.com.br

51

FREE TRANSLATION

If to the Company:

Av. Presidente Juscelino Kubitscheck n. 1909, 30th floor

Vila Olímpia, CEP 04543-907

São Paulo - SP, Brazil

Phone: (11) 3027-2212

E-mail: fabricio.almeida@xpi.com.br

Attn: Mr. Fabricio Cunha de Almeida

12.11.1 The notices delivered in accordance with this clause will be deemed given: (i) at the time they are delivered, if delivered personally; or (ii) at the time they are received, if sent by registered letter, email or courier service with acknowledgment of receipt, or through a notarial route. In the specific case of email, it will be necessary to send a registered letter or courier service within five (5) Calendar Days after the sending of the email.

12.12. Any of the Parties or the Consenting Intervening Parties may change its address for notifications, provided that it informs the other Parties and Consenting Intervening Parties of such change by written notice.

12.13.       Consenting Intervening Parties. The Consenting Intervening Parties sign this Agreement, expressly consenting to all of its terms, and undertaking to: (i) respect, comply with and cause to be complied with all of the provisions of this Agreement, as provided under any applicable Law; and (ii) refrain from recording, enforcing or taking actions of any nature that may represent a violation of any provision of this Agreement.

12.14.       Specific Performance. The Parties undertake to comply with, formalize and perform their obligations always in strict compliance with the terms and conditions set forth in this Agreement. The Parties hereby acknowledge and agree that the payment of losses and damages may not be sufficient remedy to repair the breach of the provisions of this Agreement, so that all obligations assumed or that may be required under this Agreement shall be subject to specific performance under Law No. 13,105/15 (Brazilian Code of Civil Procedure). The Parties do not waive any action or remedy to which they may be entitled at any time. The Parties expressly admit and bind themselves to the specific performance of their obligations and to accept judicial orders or any other similar acts.

52

FREE TRANSLATION

12.15.       Language. This Agreement is concluded between the Parties in Portuguese.

12.16.       Electronic Signature. The signatories declare and acknowledge that this Agreement (and its attachments), signed electronically through the platform [DocuSign], with digital signature waiver with the use of certificates issued according to the parameters of the Brazilian Public Key Infrastructure - ICP-Brazil, or digitally signed with the use of certificates issued according to the parameters of ICP-Brazil, (a) is valid and effective, faithfully representing the rights and obligations agreed upon; and (b) has evidential value, since it is able to preserve the integrity of its content and is suitable to prove the authorship of the signatures of the signatory parties, hereby waiving any right to claim otherwise and assuming the burden of proof to the contrary. An electronic signature by a natural person, even if made only once, shall be considered valid, effective and binding upon his or her own natural person, any natural person, legal entity or fund of which he or she is the proxy or legal representative. The effective date of this Agreement, for all purposes, shall be the date indicated at the end of the Agreement, even if digital or electronic signatures are affixed on a different date. The place of execution of this Agreement, for all purposes, will be the place indicated at the end of the Agreement, even if any signatory may digitally or electronically sign this Agreement at a different place. A digital or electronic signature shall not bind a signatory until all signatories have signed the Agreement.

And, in witness whereof, the parties hereto execute this Agreement electronically, with the two (2) undersigned witnesses.

São Paulo, October 1, 2021.

53

[Signatures page 1/2 of the Second Amendment to the XP Inc. Shareholders’ Agreement, executed on October 1, 2021]

Parties:

/s/ Fabricio Cunha de Almeida /s/ Bernardo Amaral Botelho XP CONTROLE PARTICIPAÇÕES S.A.	/s/ Michael Gosk GENERAL ATLANTIC (XP) BERMUDA, LP
/s/ Álvaro F. Rizzi Rodrigues /s/ Fernando Della Torre Chagas ITAÚ UNIBANCO HOLDING S.A.	/s/ Maria Fernanda Ribas Caramuru /s/ Marcia Maria Freitas de Aguiar IUPAR ITAÚ UNIBANCO PARTICIPAÇÕES S.A.

/s/ Maria Fernanda Ribas Caramuru

/s/ Priscila Grecco Toledo

ITAÚSA S.A.

Consenting Intervening Parties:

/s/ Fabricio Cunha de Almeida

XP INC.

/s/ Fabricio Cunha de Almeida

/s/ Bernardo Amaral Botelho

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO TÍTULOS E VALORES MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

54

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XPE INFOMONEY EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

ANTECIPA S.A.

CARTEIRA ONLINE CONTROLE DE INVESTIMENTOS LTDA.

DM10 CORRETORA DE SEGUROS E ASSESSORIA LTDA.

XP ALLOCATION ASSET MANAGEMENT LTDA.

XP LT GESTÃO DE RECURSOS LTDA.

XP PE GESTÃO DE RECURSOS LTDA.

TRACK ÍNDICES CONSULTORIA LTDA.

SPITI ANÁLISE LTDA.

XP EVENTOS LTDA.

XP COMERCIALIZADORA DE ENERGIA LTDA.

XPROJECT PARTICIPAÇÕES S.A.

/s/ Guilherme Dias Fernandes Benchimol

GUILHERME DIAS FERNANDES BENCHIMOL

/s/ Marcia Maria Freitas de Aguiar

/s/ Melissa Mina Imai

COMPANHIA E. JOHNSTON DE PARTICIPAÇÕES

Witnesses:

1. /s/ Fernanda Pereira Da Silva Nassif Name: Fernanda Pereira Da Silva Nassif ID: 28234481-1 CPF/ME: 160.528.697-47	2. /s/ Flávia Reno Name: Flávia Reno Id: 40.426.668-X CPF/MF: 416.950.328-70

[Signature page 2/2 of the Second Amendment to the XP Inc. Shareholders’ Agreement, executed October 1, 2021]

55

ANNEX I

TO THE SHAREHOLDERS AGREEMENT OF XP INC.

CORPORATE STRUCTURE CHART

1

EXHIBIT A

TO THE SHAREHOLDERS AGREEMENT OF XP INC.

CONTROLLING SHAREHOLDERS XP CONTROLE

1) GUILHERME DIAS FERNANDES BENCHIMOL

2) CARLOS ALBERTO FERREIRA FILHO

3) GABRIEL KLAS DA ROCHA LEAL

4) FABRÍCIO CUNHA DE ALMEIDA

5) BERNARDO AMARAL BOTELHO

6) BRUNO CONSTANTINO ALEXANDRE DOS SANTOS

7) GUILHERME SANT’ANNA MONTEIRO DA SILVA

2

EXHIBIT B

TO THE SHAREHOLDERS AGREEMENT OF XP INC.

KEY EMPLOYEES

Funcionários-Chave
1. Alexandre Doyle Maia
2. Anamaria Ribeiro Lima Pereira Pimenta
3. André Algranti
4. André Biagini de Amorim
5. Antonio Augusto Monteiro Meireles
6. Bazili Rossi Swioklo
7. Benny Rubinsztejn
8. Beny Podlubny
9. Bernardo Amaral Botelho
10. Bianca de Menezes Juliano
11. Bruno Constantino Alexandre dos Santos
12. Bruno Cunha Bagnoli
13. Caio Bastos Azevedo
14. Caio Boria de Oliveira
15. Caio Henrique Murad Peres
16. Carlos Alberto Ferreira Filho
17. Carlos Henrique Ferraz Castellotti
18. Daniel Albernaz Lemos

3

19. Eduardo Lopes Hargreaves
20. Emmanuil Gambini Ingesis
21. Fabio Roberto Baumfeld Issack
22. Fabricio Cunha de Almeida
23. Fausto Silva Filho
24. Felipe Trindade
25. Fernando Augusto Coelho Ferreira de Basconcellos
26. Frederico Arieta da Costa Ferreira
27. Gabriel Klas da Rocha Leal
28. Guilherme Dias Fernandes Benchimol
29. Gustavo Pimentel Barboza Pires
30. João Luiz Moreira de Mascarenhas Braga
31. José Celson Plácido Teixeira Junior
32. José Eduardo Ferraz Sebastião
33. Julio Capua Ramos da Silva
34. Julio Cezar Anastacio Machado
35. Marcello Soledade Poggi de Aragão
36. Marcio Ezequiel Monteiro de Barros
37. Marcos de Andrade Peixoto Filho
38. Marcos Vinicios Corazza Martinez
39. Matheus Schaumloffel
40. Pedro Augusto Mesquita Prado
41. Pedro Henrique Cristoforo da Silveira
42. Pedro Henrique Dias Boesel
43. Rafael Balbo Piazzon
44. Rafael Bordalo Quintas
45. Rafael Guerino Furlanetti

4

46. Raony Bourscheidt Rossetti
47. Rodrigo Neiva Furtado
48. Rodrigo Raimundo Regis
49. Rogerio Figueiredo de Carvalho e Silva
50. Rubens Nunes Machado
51. Victor Andreu Mansur Farinassi
52. Zeina Abdel Latif

5

EXHIBIT 6.4

TO THE SHAREHOLDERS AGREEMENT OF XP INC.

COMPANY’S ARTICLES OF INCORPORATION

6

EXHIBIT 8.2

TO THE SHAREHOLDERS AGREEMENT OF XP INC.

1. ACCOUNTING

Description	Periodicity	Tentative Schedule
Balance sheet and income statement	Monthly	Up to the 13th business day of the subsequent month
Analytical trial balance
Other Comprehensive Income
Changes in stockholders’ equity
Shareholding position and changes in treasury shares
Information for purposes of the notes to the financial statements of relevant investments and segments	Quarterly	Up to the 16th business day of the quarter end

2. MANAGERIAL - CONTROLLER

Description	Periodicity	Tentative Schedule
Managerial DRE 1Q, 2Q and 3Q	Quarterly	Up to the 4th week of the month subsequent to closing
4Q Managerial DRE		By the end of January of each year
Summarized annual budget with monthly breakdown, reviewed every six months (forecast)	Half-yearly	To be agreed, as soon as it is available

7

3. INVESTOR RELATIONS

Description	Periodicity	Tentative Schedule
Information on quarterly performance for Itaúsa’s Earnings Release	Quarterly	To be agreed, as soon as the first version is available
Sustainability information for Integrated Reporting	Annual	January to March
Sustainability information for indices and initiatives (CDP, DJSI, ISE, etc.)	Annual	Between June and September
Communication of possible Material Facts (corporate impacts/reorganizations and/or relevant acquisitions)	Sporadic	Before disclosure to the market

8